EXHIBIT 4.10

                     REVOLVING LOAN AND SECURITY AGREEMENT

     This REVOLVING LOAN AND SECURITY AGREEMENT entered into at Boston, Massachusetts, as of April 24, 1998, between SeraCare, Inc., a California corporation, with an address of 1925 Century Park East, Suite 1970,
Los Angeles, California 90067 (the "Borrower"); Avre, Inc., a Nevada corporation, with an address of 3529 W. McDowell, Phoenix, Arizona 85029 ("Avre"); Binary Associates, Inc., a Colorado corporation with an address of 1925 Century Park East, Suite 1970, Los Angeles, California 90067("Binary"); SeraCare Acquisitions, Inc., a Nevada corporation, with an address of 1925 Century Park East, Suite 1970, Los Angeles, California 90067 ("Acquisitions"); BHM Labs, Inc., an Arkansas corporation, with an address of 910 N. 32nd Street, Fort Smith, Arizona 85029 ("BHM"); Sera Care
Technology, Inc., a Nevada corporation, with an address of 2170 Woodward, Austin, Texas 78744 ("Technology"); Western States Group, Inc., a California corporation, with an address of 131 W. Beech Street, Suite A, Fallbrook, California 92028 ("Western"; and along with the Borrower, Avre, Binary, Acquisitions, BHM and Technology, each an "Obligor" and collectively the "Obligors") and Brown Brothers Harriman & Co., a New York general partnership with an address of 40 Water Street, Boston, Massachusetts 02109 (the "Lender").

     FOR VALUE RECEIVED, and in consideration of the granting by the Lender of financial accommodations to Obligors, each Obligor represents and agrees with the Lender, as of the date hereof and as of the date of each credit and/or other financial accommodation, as follows:

                                   THE LOAN

A. LOAN. LENDER AGREES TO ESTABLISH A REVOLVING LINE OF CREDIT FOR BORROWER WHICH SHALL EXPIRE ON APRIL 24, 2000 PURSUANT TO WHICH LENDER AGREES TO LEND TO BORROWER UPON BORROWER'S REQUEST UP TO TEN MILLION DOLLARS AND ZERO CENTS ($10,000,000.00) (THE "REVOLVING LOAN AMOUNT"), SUBJECT TO THE TERMS AND CONDITIONS SET FORTH HEREIN, BUT IN NO EVENT MORE THAN THE BORROWING BASE, AS SUCH TERM IS HEREINAFTER DEFINED AND AS CALCULATED IN A BORROWING BASE CERTIFICATE IN THE FORM OF EXHIBIT A, ATTACHED HERETO, AND DELIVERED TO THE LENDER SIMULTANEOUSLY WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND QUARTERLY ON OR BEFORE THE 45TH DAY OF EACH FISCAL QUARTER (WITH RESPECT TO THE PRIOR FISCAL QUARTER), COMMENCING JULY 15, 1998. THE REVOLVING LOAN MADE PURSUANT TO THIS AGREEMENT (THE "REVOLVING LOAN") SHALL BE EVIDENCED BY THAT CERTAIN REVOLVING TERM NOTE, OF EVEN DATE HEREWITH (THE "NOTE"), BY THE BORROWER IN FAVOR OF THE

LENDER IN THE FACE AMOUNT OF THE REVOLVING LOAN AMOUNT. THIS AGREEMENT, THE NOTE, AND ANY AND ALL OTHER DOCUMENTS, AMENDMENTS OR RENEWALS EXECUTED AND DELIVERED IN CONNECTION WITH ANY OF THE FOREGOING ARE COLLECTIVELY HEREINAFTER REFERRED TO AS THE "LOAN DOCUMENTS".

B. REVOLVING LOAN ACCOUNT. AN ACCOUNT SHALL BE OPENED ON THE BOOKS OF LENDER WHICH SHALL BE DESIGNATED ON LENDER'S BOOKS AND RECORDS AS BORROWER'S "REVOLVING LOAN ACCOUNT" IN WHICH ACCOUNT A RECORD WILL BE KEPT OF ALL LOANS AND OTHER ADVANCES MADE BY LENDER TO BORROWER RESPECTING THE REVOLVING LOAN, AND ALL PAYMENTS THEREON AND OTHER APPROPRIATE DEBITS AND CREDITS AS PROVIDED BY THIS AGREEMENT. EACH LOAN MADE HEREUNDER MAY BE CREDITED BY LENDER TO ANY DEPOSIT ACCOUNT OF BORROWER WITH LENDER OR MAY BE PAID TO BORROWER OR MAY BE APPLIED TO ANY OBLIGATIONS, AS LENDER MAY IN EACH INSTANCE ELECT.

C. INTEREST. INTEREST WILL BE CHARGED TO BORROWER ON THE PRINCIPAL AMOUNT FROM TIME TO TIME OUTSTANDING AT THE RATE SPECIFIED IN THE NOTE IN ACCORDANCE WITH THE TERMS OF THE NOTE.

D. COMMITMENT AND FACILITY FEES. IN ADDITION TO ALL OTHER FEES AND EXPENSES DUE TO LENDER RESPECTING THE REVOLVING LOAN, BORROWER SHALL PAY TO LENDER
(I) SIMULTANEOUSLY WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT A FACILITY FEE EQUAL TO $25,000 AND (II) QUARTERLY IN ARREARS ON THE 1ST BUSINESS DAY OF EACH CALENDAR QUARTER COMMENCING JULY 1, 1998, A COMMITMENT FEE EQUAL TO AN AMOUNT CALCULATED BY MULTIPLYING .000625 BY THE DIFFERENCE BETWEEN THE REVOLVING LOAN AMOUNT AND THE AVERAGE DAILY BALANCE OUTSTANDING RESPECTING THE REVOLVING LOAN DURING THE PRIOR CALENDAR QUARTER.

E. REPAYMENT AND CLEAN-UP. ALL LOANS AND ADVANCES MADE BY LENDER TO BORROWER UNDER OR PURSUANT TO THIS AGREEMENT RESPECTING THE REVOLVING LOAN SHALL BE PAYABLE TO LENDER ON OR BEFORE THE MATURITY DATE OF THE NOTE UNLESS OTHERWISE AGREED TO IN WRITING BY THE BORROWER AND THE LENDER AND SO LONG AS THERE ARE NO UNCURED EVENTS OF DEFAULT.

F. ADDITIONAL LOANS. ANY LOANS, ADVANCES AND CREDITS TO THE BORROWER THAT ARE MADE IN EXCESS OF THE REVOLVING LOAN AMOUNT FOR THE LINE OF CREDIT ESTABLISHED HEREUNDER SHALL NOT AFFECT THE OBLIGATIONS OF BORROWER OR ANY OF THE LENDER'S RIGHTS OR REMEDIES HEREUNDER OR UNDER THE LOAN DOCUMENTS OR OTHERWISE, SUCH LOANS AND ALL LOANS HEREUNDER TO BE SECURED BY THE COLLATERAL, AS HEREINAFTER DEFINED, AND TO BE DUE AND PAYABLE TO THE LENDER UPON THE SAME TERMS AS OF THE REVOLVING LOAN AMOUNT PURSUANT TO THE NOTE, AND SHALL BEAR INTEREST AT THE RATE SET FORTH IN THE NOTE UNLESS OTHERWISE AGREED TO IN WRITING. ALL CHECKS OR OTHER ITEMS PAID BY LENDER WHICH CAUSE AN OVERDRAFT IN ANY DEPOSIT

ACCOUNT MAINTAINED BY BORROWER WITH LENDER SHALL CONSTITUTE AN ADVANCE TO BORROWER PURSUANT TO THIS AGREEMENT, REPAYABLE ON DEMAND, AND SHALL BE SECURED BY ALL COLLATERAL AT ANY TIME PLEDGED BY BORROWER TO LENDER.

G. AUTHORIZED PERSONS. ANY PERSON DULY AUTHORIZED BY A GENERAL BORROWING RESOLUTION OF THE BORROWER, OR IN THE ABSENCE OF SUCH A RESOLUTION, THE PRESIDENT, CHIEF FINANCIAL OFFICER, TREASURER OR ANY VICE PRESIDENT OF THE BORROWER, MAY REQUEST DISCRETIONARY LOANS HEREUNDER, EITHER ORALLY OR OTHERWISE, BUT THE LENDER AT ITS OPTION MAY REQUIRE THAT ALL REQUESTS FOR LOANS HEREUNDER SHALL BE IN WRITING. THE LENDER SHALL INCUR NO LIABILITY TO THE BORROWER IN ACTING UPON ANY REQUEST REFERRED TO HEREIN WHICH THE LENDER BELIEVES IN GOOD FAITH TO HAVE BEEN MADE BY AN AUTHORIZED PERSON OR PERSONS.

H. MONTHLY STATEMENT. AT THE OPTION OF THE LENDER, AFTER THE END OF EACH MONTH, LENDER WILL RENDER TO BORROWER A STATEMENT OF BORROWER'S LOAN ACCOUNT WITH LENDER, SHOWING ALL APPLICABLE CREDITS AND DEBITS. EACH STATEMENT SHALL BE CONSIDERED CORRECT AND TO HAVE BEEN ACCEPTED BY BORROWER AND SHALL BE CONCLUSIVELY BINDING UPON BORROWER IN RESPECT OF ALL CHARGES, DEBITS AND CREDITS OF WHATSOEVER NATURE CONTAINED THEREIN RESPECTING THE REVOLVING LOAN, AND THE CLOSING BALANCE SHOWN THEREIN, UNLESS BORROWER NOTIFIES LENDER IN WRITING OF ANY DISCREPANCY WITHIN TWENTY (20) DAYS FROM THE RECEIPT BY BORROWER OF ANY SUCH MONTHLY STATEMENT.


                          GRANT OF SECURITY INTEREST

A. GRANT OF SECURITY INTEREST. IN CONSIDERATION OF THE LENDER'S EXTENDING CREDIT AND OTHER FINANCIAL ACCOMMODATIONS TO THE OBLIGORS, EACH OBLIGOR HEREBY GRANTS TO THE LENDER A SECURITY INTEREST IN (INCLUDING, WITHOUT LIMITATION, A LIEN ON AND PLEDGE OF) ALL OF SUCH OBLIGOR'S COLLATERAL (AS HEREINAFTER DEFINED). THE SECURITY INTEREST GRANTED BY THIS AGREEMENT IS GIVEN TO AND SHALL BE HELD BY THE LENDER AS SECURITY FOR THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS.

     B.  DEFINITIONS.  The following definitions shall apply:

1. "Accounts Receivable" means all of an Obligor's accounts, accounts receivable, contract rights, notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to an Obligor from any Person (as defined below) for goods sold by it or for services rendered by it, or however otherwise established or created, all guaranties and security therefor, all right, title and interest of an Obligor in the goods or services which gave rise thereto, including rights to reclamation and stoppage in transit and all rights of any unpaid seller of goods or services; whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to an Obligor.

2. "Borrowing Base" as used in this Agreement means two times the Obligors' consolidated EBITDA (as hereinafter defined) for the four trailing fiscal quarters ending on the last date of the Obligors' most recent full fiscal quarter. EBITDA shall be calculated on a consolidated basis for the Obligors including any past period during which any of the Obligors was not controlled by Borrower.

3. "Code" shall mean the Massachusetts Uniform Commercial Code (General Law, Chapter 106) as amended from time to time.

4. "Collateral" shall mean all of an Obligor's present and future right, title and interest in and to any and all of the following property, whether such property is now existing or hereafter created:

     (a) All goods including without limitation all Inventory (as hereinafter defined), farm products, Equipment (as hereinafter defined), including without limitation machinery, furniture, trade fixtures;

     (b) All accounts, Accounts Receivable, contract rights and chattel paper, regardless of whether or not they constitute proceeds of other Collateral;

     (c) All investment property including without limitation all securities, whether certificated or uncertificated, all securities entitlements, securities accounts, commodity contracts or commodity accounts;

     (d) All general intangibles, regardless of whether or not they constitute proceeds of other Collateral, including, without limitation, all of an Obligor's rights to tax refunds and all of an Obligor's rights (which the Lender may exercise or not as it in its sole discretion may determine) to acquire or obtain goods and/or services with respect to the manufacture, processing, storage, sale, shipment, delivery or installation of any of an Obligor's inventory or other Collateral:

     (e)  All products of and accessions to any of the Collateral;

     (f) All liens, guaranties, securities, rights, remedies and privileges pertaining to any of the Collateral, including the right of stoppage in transit;

     (g) All obligations owing to an Obligor of every kind and nature; and all choses in action;

     (h) All goodwill, trade secrets, computer programs, customer lists, trade names, trademarks and patents;

     (i) All documents and instruments (whether negotiable or nonnegotiable, and regardless of their being attached to chattel paper);

     (j) All proceeds of Collateral of every kind and nature in whatever form, including, without limitation, both cash and noncash proceeds resulting or arising from the rendering of services by an Obligor or the sale or other disposition by an Obligor of the Inventory or other Collateral;

     (k) All books and records relating to the conduct of an Obligor's business including, without in any way limiting the generality of the foregoing, those relating to its accounts; and

     (l) All deposit accounts maintained by an Obligor with any Lender, trust company, investment firm or fund, or any similar institution or organization.

5. "Contract Rights" or "contract rights" means rights of an Obligor to payment under contracts not yet earned by performance and not evidenced by instruments or chattel paper.

6. "Debtors" shall mean an Obligor's customers who are indebted to the Obligor.

7. "Equipment" shall mean and include all of an Obligor's machinery, equipment, furniture, trade fixtures and motor vehicles and intending to include all tangible personal property, or goods, utilized in the conduct of an Obligor's business, but excluding therefrom inventory, as that term is defined in the Code, and all replacements or substitutions therefor and all accessions thereto.

8. "Inventory" means all inventory of whatever name, nature, kind or description, all goods held for sale or lease or to be furnished under contracts of service, finished goods, work in process, raw materials, materials used or consumed by an Obligor, parts, supplies, all wrapping, packaging, advertising labeling, and shipping materials, devices, names and marks, all contract rights and documents relating to any of the foregoing, whether any of the foregoing be now existing or hereafter arising, wherever located, now owned or hereafter acquired by an Obligor.

9. "Obligation(s)" shall mean, without limitation, all loans, advances, indebtedness, notes, liabilities and amounts, liquidated or unliquidated, owing by the Obligors to the Lender at any time, of each and every kind, nature and description, whether arising under this Agreement or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by an Obligor to the Lender; or are due indirectly by an Obligor to the Lender as endorser, guarantor or other surety, or as a borrower of obligations due third persons which have been endorsed or assigned to the Lender, or otherwise), absolute or contingent, due or to become due, now existing or hereafter contracted. Said term shall also include all interest and other charges chargeable to an Obligor or due from an Obligor to the Lender from time to time and all costs and expenses referred to in this Agreement.

10. "Permitted Investments" shall mean (i) direct obligations of the United States, or obligations guaranteed as to principal and interest by the United States government, (ii) bankers' acceptances and certificates of deposit issued by any bank or any other bank or trust company or, in the case of any subsidiary bank of a bank holding company, a bank holding company, having capital, surplus and undivided profits of at least $500,000,000, the short-term deposits of which are given an A1 or P1 rating by Standard & Poor's Rating Group or Moody's Investors Service, Inc., as applicable,
(iii) obligations of any bank or trust company or bank holding company described in clause (ii) above, in respect of the repurchase of obligations of the type described in clause (i) hereof, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clause (i) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, and any such bank's trust company or bank holding company, (iv) commercial paper given a rating of A1 or P1 by Standard & Poor's Ratings Group or Moody's Investors Service, Inc., as applicable and (v) money market funds organized under the laws of the United States or any state thereof that invest substantially all of their assets in any of the types of investments described in clauses (i), (ii),
(iii) or (iv); PROVIDED, HOWEVER, that no such investment shall have a maturity longer than 270 days from the date of acquisition by the Company.

11. "Person" or "party" shall include individuals, firms, corporations and all other entities.

     All words and terms used in this Agreement other than those specifically defined herein shall have the meanings accorded to them in the Code.

C. ORDINARY COURSE OF BUSINESS. THE LENDER HEREBY AUTHORIZES AND PERMITS EACH OBLIGOR TO HOLD, PROCESS, SELL, USE OR CONSUME IN THE MANUFACTURE OR PROCESSING OF FINISHED GOODS, OR OTHERWISE DISPOSE OF THE INVENTORY FOR FAIR CONSIDERATION, ALL IN THE ORDINARY COURSE OF SUCH OBLIGOR'S BUSINESS, EXCLUDING, WITHOUT LIMITATION, SALES TO CREDITORS OR IN BULK OR SALES OR OTHER DISPOSITIONS OCCURRING UNDER CIRCUMSTANCES WHICH WOULD OR COULD CREATE ANY LIEN OR INTEREST ADVERSE TO THE LENDER'S SECURITY INTEREST OR OTHER RIGHT HEREUNDER IN THE PROCEEDS RESULTING THEREFROM. THE LENDER ALSO HEREBY AUTHORIZES AND PERMITS EACH OBLIGOR TO RECEIVE FROM THE DEBTORS ALL AMOUNTS DUE AS PROCEEDS OF THE COLLATERAL AT THE OBLIGOR'S OWN COST AND EXPENSE, AND ALSO LIABILITY, IF ANY, IN THE ORDINARY COURSE OF BUSINESS; AND THE LENDER MAY, SO LONG AS THERE IS AN EXISTING UNCURED EVENT OF DEFAULT, TERMINATE ALL OR ANY PART OF THE AUTHORITY AND PERMISSION HEREIN OR ELSEWHERE IN THIS AGREEMENT GRANTED TO ANY SUCH OBLIGOR WITH REFERENCE TO THE COLLATERAL.

     Until the Lender shall otherwise notify an Obligor, all proceeds of and collections of Collateral shall be retained by such Obligor and used solely for the ordinary and usual operation of the such Obligor's business. From and after notice by the Lender to an Obligor, all proceeds of and collections of the Collateral shall be held in trust by such Obligor for the Lender and shall not be commingled with such Obligor's other funds or deposited in any Lender account of such Obligor; and such Obligor agrees to deliver to the Lender on the dates of receipt thereof by such Obligor, duly endorsed to the Lender or to bearer, or assigned to the Lender, as may be appropriate, all proceeds of the Collateral in the identical form received by such Obligor.

D. ALLOWANCES. EACH OBLIGOR MAY GRANT SUCH ALLOWANCES OR OTHER ADJUSTMENTS TO DEBTORS (EXCLUSIVE OF EXTENDING THE TIME FOR PAYMENT OF ANY ITEM IN EXCESS OF $20,000 WHICH SHALL NOT BE DONE WITHOUT FIRST OBTAINING THE LENDER'S WRITTEN CONSENT IN EACH INSTANCE) AS SUCH OBLIGOR MAY REASONABLY DEEM TO ACCORD WITH SOUND BUSINESS PRACTICE, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ACCEPTING THE RETURN OF ALL OR ANY PART OF THE INVENTORY.

E. RECORDS. EACH OBLIGOR SHALL DELIVER TO THE LENDER FROM TIME TO TIME PROMPTLY AT ITS REASONABLE REQUEST ALL INVOICES, ORIGINAL DOCUMENTS OF TITLE, CONTRACTS, CHATTEL PAPER, INSTRUMENTS AND ANY OTHER WRITINGS RELATING THERETO, AND OTHER EVIDENCE OF PERFORMANCE OF CONTRACTS, OR EVIDENCE OF SHIPMENT OR DELIVERY OF THE MERCHANDISE OR OF THE RENDERING OF SERVICES; AND EACH OBLIGOR WILL DELIVER TO THE LENDER PROMPTLY AT THE LENDER'S REASONABLE REQUEST FROM TIME TO TIME ADDITIONAL COPIES OF ANY OR ALL OF SUCH PAPERS OR WRITINGS, AND SUCH OTHER INFORMATION WITH RESPECT TO ANY OF THE COLLATERAL AND SUCH SCHEDULES OF INVENTORY, SCHEDULES OF ACCOUNTS AND SUCH OTHER WRITINGS AS THE LENDER MAY IN ITS SOLE DISCRETION DEEM TO BE NECESSARY OR EFFECTUAL TO EVIDENCE ANY LOAN HEREUNDER OR THE LENDER'S SECURITY INTEREST IN THE COLLATERAL.

F. LEGENDS. EACH OBLIGOR SHALL PROMPTLY MAKE, STAMP OR RECORD SUCH ENTRIES OR LEGENDS ON SUCH OBLIGOR'S BOOKS AND RECORDS OR ON ANY OF THE COLLATERAL AS THE LENDER SHALL REASONABLY REQUEST FROM TIME TO TIME, TO INDICATE AND DISCLOSE THAT THE LENDER HAS A SECURITY INTEREST IN SUCH COLLATERAL.

G. INSPECTION. THE LENDER, OR ITS REPRESENTATIVES, AT ANY TIME AND FROM TIME TO TIME, BUT WITH AT LEAST ONE (1) BUSINESS DAY'S NOTICE, SHALL HAVE THE RIGHT, AND EACH OBLIGOR WILL PERMIT IT AND THEM AT THE OBLIGORS' EXPENSE DURING NORMAL BUSINESS HOURS SO LONG AS THERE IS NO EXISTING UNCURED EVENT OF DEFAULT UNDER THIS AGREEMENT OR AT ANY TIME (WITH OR WITHOUT NOTICE AT LENDER'S OPTION) IF THERE IS AN EXISTING UNCURED EVENT OF DEFAULT:

1. to examine, check, make copies of or extracts from any of the Obligor's books, records and files (including, without limitation, orders and original correspondence);

2. to inspect, examine or appraise the Collateral and to check and test the same as to quality, quantity, value and condition; and

3. to verify the Collateral or any portion or portions thereof or each Obligor's compliance with the provisions of this Agreement.


                        REPRESENTATIONS AND WARRANTIES

A. ORGANIZATION AND QUALIFICATION. EACH OBLIGOR IS A DULY ORGANIZED AND EXISTING CORPORATION UNDER THE LAWS OF THE STATE OF ITS INCORPORATION, AS INDICATED ABOVE, IN GOOD STANDING UNDER THE LAWS OF SAID STATE, AND IS DULY QUALIFIED TO DO BUSINESS UNDER THE LAWS OF EACH STATE WHERE THE NATURE OF THE BUSINESS DONE OR PROPERTY OWNED REQUIRES SUCH QUALIFICATION, EXCEPT WHERE THE FAILURE TO BE SO QUALIFIED WOULD NOT HAVE A MATERIAL ADVERSE AFFECT ON THE FINANCIAL CONDITION OR RESULTS OF OPERATIONS OF OBLIGORS ON A CONSOLIDATED BASIS.

B.   SUBSIDIARIES.  EACH OBLIGOR  HAS NO SUBSIDIARIES OTHER THAN THOSE LISTED ON
SCHEDULE 3.2, IF ANY, AND EACH OBLIGOR HAS NEVER CONSOLIDATED, MERGED OR ACQUIRED SUBSTANTIALLY ALL OF THE ASSETS OF ANY OTHER ENTITY OR PERSON OTHER THAN THOSE LISTED ON SCHEDULE 3.2, IF ANY.

C. CORPORATE RECORDS. EACH OBLIGOR'S CERTIFICATE OF INCORPORATION AND ALL AMENDMENTS THERETO HAVE BEEN DULY FILED. ALL OUTSTANDING CAPITAL STOCK ISSUED BY EACH OBLIGOR WAS AND IS PROPERLY ISSUED AND ALL BOOKS AND RECORDS OF EACH OBLIGOR, INCLUDING BUT NOT LIMITED TO ITS MINUTE BOOKS, BYLAWS AND BOOKS OF ACCOUNT, ARE ACCURATE AND UP TO DATE AND WILL BE SO MAINTAINED.

D. TITLE TO PROPERTIES; ABSENCE OF LIENS. EXCEPT AS SET FORTH ON SCHEDULE 3.4, EACH OBLIGOR HAS GOOD AND CLEAR RECORD AND MARKETABLE TITLE TO ALL OF ITS PROPERTIES AND ASSETS, AND ALL OF ITS PROPERTIES AND ASSETS INCLUDING THE COLLATERAL ARE FREE AND CLEAR OF ALL MORTGAGES, LIENS, PLEDGES, CHARGES, ENCUMBRANCES, SETOFFS, EXCEPT (a) THE MORTGAGES AND SECURITY INTERESTS AS SET FORTH ON SCHEDULE 3.4A, IF ANY, AND (b) THE LEASES OF PERSONAL PROPERTY AS SET FORTH ON SCHEDULE 3.4B, IF ANY.

E. PLACES OF BUSINESS. EACH OBLIGOR'S CHIEF EXECUTIVE OFFICE IS CORRECTLY STATED IN THE PREAMBLE TO THIS AGREEMENT, AND EACH OBLIGOR SHALL, DURING THE TERM OF THIS AGREEMENT, KEEP THE LENDER CURRENTLY AND ACCURATELY INFORMED IN WRITING OF EACH OF ITS OTHER PLACES OF BUSINESS, AND SHALL NOT CHANGE THE LOCATION OF SUCH CHIEF EXECUTIVE OFFICE OR OPEN OR CLOSE, MOVE OR CHANGE ANY EXISTING OR NEW PLACE OF BUSINESS WITHOUT GIVING THE LENDER AT LEAST THIRTY (30) DAYS PRIOR WRITTEN NOTICE THEREOF.

F. VALID OBLIGATIONS. THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS HAVE BEEN DULY AUTHORIZED BY ALL NECESSARY CORPORATE ACTION AND EACH REPRESENTS A LEGAL, VALID AND BINDING OBLIGATION OF EACH OBLIGOR AND IS FULLY ENFORCEABLE ACCORDING TO ITS TERMS, EXCEPT AS LIMITED BY LAWS RELATING TO THE ENFORCEMENT OF CREDITORS' RIGHTS AND BY GENERAL PRINCIPLES OF EQUITY.

G. CONFLICTS WITH OTHER AGREEMENTS. THERE IS NO PROVISION IN ANY INDENTURE, CONTRACT OR AGREEMENT TO WHICH ANY OBLIGOR IS A PARTY WHICH PROHIBITS THE EXECUTION, DELIVERY OR PERFORMANCE OF THE LOAN DOCUMENTS.

H. GOVERNMENTAL APPROVALS. THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS DOES NOT REQUIRE ANY APPROVAL OF ANY GOVERNMENTAL AGENCY OR AUTHORITY AND EACH OBLIGOR HAS OBTAINED ALL REQUISITE LICENSES AND PERMITS WHICH ARE MATERIAL TO OPERATE ITS BUSINESS AS CURRENTLY CONDUCTED.

I. LITIGATION. THERE ARE NO ACTIONS, SUITS OR PROCEEDINGS PENDING OR TO THE KNOWLEDGE OF ANY OBLIGOR THREATENED AGAINST ANY OBLIGOR WHICH MIGHT MATERIALLY ADVERSELY AFFECT THE ABILITY OF ANY OBLIGOR TO PERFORM ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

J. FINANCIAL STATEMENTS. THE OBLIGORS HAVE FURNISHED TO THE LENDER THE FOLLOWING FINANCIAL STATEMENTS (THE "FINANCIAL STATEMENTS"): CONSOLIDATED AND CONSOLIDATING BALANCE SHEET AS OF NOVEMBER 30, 1997, AND CONSOLIDATED AND CONSOLIDATING STATEMENT OF PROFIT AND LOSS FOR THE PERIOD ENDING NOVEMBER 30, 1997. THE BALANCE SHEET FAIRLY PRESENTS THE CONDITION OF THE OBLIGORS AT THE DATE THEREOF AND THE STATEMENT OF PROFIT AND LOSS FAIRLY PRESENTS THE RESULTS OF THE OPERATIONS OF THE OBLIGORS FOR THE PERIOD INDICATED, ALL IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, CONSISTENTLY APPLIED.

K. ACCOUNTS AND CONTRACT RIGHTS. ALL OF EACH OBLIGOR'S ACCOUNTS RECEIVABLE ARISE OUT OF LEGALLY ENFORCEABLE AND EXISTING CONTRACTS; AND REPRESENT UNDISPUTED BONA FIDE INDEBTEDNESS BY THE DEBTOR FOR SALES OR LEASES OF INVENTORY SHIPPED AND DELIVERED OR SERVICES RENDERED BY AN OBLIGOR TO A DEBTOR, AND ARE NOT AND WILL NOT BE SUBJECT TO ANY DISCOUNT (EXCEPT SUCH CASH OR TRADE DISCOUNT AS MAY BE SHOWN ON ANY INVOICE, CONTRACT OR OTHER WRITING IN THE ORDINARY COURSE OF BUSINESS). NO CONTRACT RIGHT, ACCOUNT, GENERAL INTANGIBLE OR CHATTEL PAPER IS OR WILL BE REPRESENTED BY ANY NOTE OR OTHER INSTRUMENT, AND NO CONTRACT RIGHT, ACCOUNT OR GENERAL INTANGIBLE IS, OR WILL BE REPRESENTED BY ANY CONDITIONAL OR INSTALLMENT SALES OBLIGATION OR OTHER CHATTEL PAPER, EXCEPT SUCH INSTRUMENTS OR CHATTEL PAPER AS HAVE BEEN OR IMMEDIATELY UPON RECEIPT BY AN OBLIGOR WILL BE DELIVERED TO THE LENDER (DULY ENDORSED OR ASSIGNED), SUCH DELIVERY, IN THE CASE OF CHATTEL PAPER, TO INCLUDE ALL EXECUTED COPIES EXCEPT THOSE IN THE POSSESSION OF THE INSTALLMENT BUYER AND ANY SECURITY FOR OR GUARANTY OF ANY OF THE COLLATERAL SHALL BE DELIVERED TO THE LENDER IMMEDIATELY UPON RECEIPT THEREOF BY AN OBLIGOR, WITH SUCH ASSIGNMENTS AND ENDORSEMENTS THEREOF AS THE LENDER MAY REQUEST.

L. TITLE TO COLLATERAL. EXCEPT AS SET FORTH IN SCHEDULE 3.12, ATTACHED HERETO, OR AS OTHERWISE PERMITTED UNDER THIS AGREEMENT, (i) AT THE DATE HEREOF EACH OBLIGOR

IS (AND AS TO COLLATERAL THAT SUCH OBLIGOR MAY ACQUIRE AFTER THE
DATE HEREOF, WILL BE) THE LAWFUL OWNER OF THE COLLATERAL; (ii) THE COLLATERAL AND EACH ITEM THEREOF IS, WILL BE AND SHALL CONTINUE TO BE FREE OF ALL RESTRICTIONS, LIENS, ENCUMBRANCES OR OTHER RIGHTS, TITLE OR INTERESTS (OTHER THAN THE SECURITY INTEREST THEREIN GRANTED TO THE LENDER HEREBY), CREDITS, DEFENSES, RECOUPMENTS, SET-OFFS OR COUNTERCLAIMS WHATSOEVER; EACH OBLIGOR HAS AND WILL HAVE FULL POWER AND AUTHORITY TO GRANT TO THE LENDER A SECURITY INTEREST THEREIN; (iii) EACH OBLIGOR HAS NOT TRANSFERRED, ASSIGNED, SOLD, PLEDGED, ENCUMBERED, SUBJECTED TO LIEN OR GRANTED ANY SECURITY INTEREST IN, AND WILL NOT TRANSFER, ASSIGN, SELL (EXCEPT SALES OR OTHER DISPOSITIONS IN THE ORDINARY COURSE OF BUSINESS IN RESPECT TO INVENTORY OR AS EXPRESSLY PERMITTED IN THIS AGREEMENT), PLEDGE, ENCUMBER, SUBJECT TO LIEN OR GRANT ANY SECURITY INTEREST IN ANY OF THE COLLATERAL (OR ANY OF SUCH OBLIGOR'S RIGHT, TITLE OR INTEREST THEREIN), TO ANY PERSON OTHER THAN THE LENDER; THE COLLATERAL IS AND WILL BE VALID AND GENUINE IN ALL RESPECTS; (iv) THE ACCOUNTS RECEIVABLE SHALL REPRESENT UNCONDITIONAL AND UNDISPUTED BONA FIDE INDEBTEDNESS BY THE DEBTOR FOR SALES OR LEASES OF INVENTORY SHIPPED AND DELIVERED OR SERVICES RENDERED BY AN OBLIGOR TO DEBTOR, AND IS NOT AND WILL NOT BE SUBJECT TO ANY DISCOUNT (EXCEPT SUCH CASH OR TRADE DISCOUNT AS MAY BE SHOWN ON ANY INVOICE, CONTRACT OR OTHER WRITING IN THE ORDINARY COURSE OF BUSINESS); AND (v) EACH OBLIGOR WILL WARRANT AND DEFEND THE LENDER'S RIGHT TO AND INTEREST IN THE COLLATERAL AGAINST ALL CLAIMS AND DEMANDS OF ALL PERSONS WHATSOEVER.

M. LOCATION OF COLLATERAL. EXCEPT FOR SALE, PROCESSING, USE, CONSUMPTION OR OTHER DISPOSITION IN THE ORDINARY COURSE OF BUSINESS, EACH OBLIGOR WILL KEEP ALL INVENTORY AND EQUIPMENT ONLY AT LOCATIONS SPECIFIED IN THIS AGREEMENT; EACH OBLIGOR SHALL, DURING THE TERM OF THIS AGREEMENT, KEEP THE LENDER CURRENTLY AND ACCURATELY INFORMED IN WRITING OF EACH LOCATION WHERE SUCH OBLIGOR'S RECORDS RELATING TO ITS ACCOUNTS AND CONTRACT RIGHTS, RESPECTIVELY, ARE KEPT, AND SHALL NOT REMOVE SUCH RECORDS OR ANY OF THEM TO ANOTHER STATE WITHOUT GIVING THE LENDER AT LEAST THIRTY (30) DAYS PRIOR WRITTEN NOTICE THEREOF.

N. THIRD PARTIES. THE LENDER SHALL NOT BE DEEMED TO HAVE ASSUMED ANY LIABILITY OR RESPONSIBILITY TO ANY OBLIGOR OR ANY THIRD PERSON FOR THE CORRECTNESS, VALIDITY OR GENUINENESS OF ANY INSTRUMENTS OR DOCUMENTS THAT MAY BE RELEASED OR ENDORSED TO AN OBLIGOR BY THE LENDER (WHICH SHALL AUTOMATICALLY BE DEEMED TO BE WITHOUT RECOURSE TO THE LENDER IN ANY EVENT) OR FOR THE EXISTENCE, CHARACTER, QUANTITY, QUALITY, CONDITION, VALUE OR DELIVERY OF ANY GOODS PURPORTING TO BE REPRESENTED BY ANY SUCH DOCUMENTS; AND THE LENDER, BY ACCEPTING SUCH SECURITY INTEREST IN THE COLLATERAL, OR BY RELEASING ANY COLLATERAL TO ANY OBLIGOR, SHALL NOT BE DEEMED TO HAVE ASSUMED ANY OBLIGATION OR LIABILITY TO ANY SUPPLIER OR DEBTOR OR TO ANY OTHER THIRD PARTY, AND EACH OBLIGOR AGREES TO INDEMNIFY AND DEFEND THE

LENDER AND HOLD IT HARMLESS IN RESPECT TO ANY CLAIM OR PROCEEDING ARISING OUT OF ANY MATTER REFERRED TO IN THIS PARAGRAPH.

O. PAYMENT OF ACCOUNTS. UPON BECOMING AWARE OF ANY SUSPENSION OF BUSINESS, ASSIGNMENT OR TRUST MORTGAGE FOR THE BENEFIT OF CREDITORS, DISSOLUTION, PETITION IN RECEIVERSHIP OR UNDER ANY CHAPTER OF THE BANKRUPTCY CODE AS AMENDED FROM TIME TO TIME BY OR AGAINST ANY DEBTOR, ANY DEBTOR BECOMING INSOLVENT OR UNABLE TO PAY ITS DEBTS AS THEY MATURE OR ANY OTHER ACT OF THE SAME OR DIFFERENT NATURE AMOUNTING TO A BUSINESS FAILURE, EACH OBLIGOR WILL FORTHWITH NOTIFY THE LENDER THEREOF.

P. NOTIFICATION OF DAMAGE. EACH OBLIGOR WILL IMMEDIATELY NOTIFY THE LENDER OF ANY LOSS OR DAMAGE TO, OR MATERIAL DIMINUTION IN OR ANY OCCURRENCE THAT WOULD MATERIALLY ADVERSELY AFFECT THE VALUE OF THE INVENTORY, THE EQUIPMENT OR OTHER COLLATERAL.

Q. CHANGES. SINCE THE DATE OF THE FINANCIAL STATEMENTS, THERE HAVE BEEN NO CHANGES IN THE ASSETS, LIABILITIES, FINANCIAL CONDITION OR BUSINESS OF ANY OBLIGOR, OTHER THAN CHANGES IN THE ORDINARY COURSE OF BUSINESS, OR RELATING TO THE ACQUISITIONS OF AMERICAN PLASMA LOCATIONS, WESTERN STATES GROUP AND CONSOLIDATED TECHNOLOGIES, OR THE ISSUANCE OF THE COMPANY'S 12% SENIOR SUBORDINATED DEBENTURES, THE EFFECT OF WHICH HAVE, IN THE AGGREGATE, BEEN MATERIALLY ADVERSE TO THE FINANCIAL CONDITION OR RESULTS OF OPERATIONS OF THE OBLIGORS ON A CONSOLIDATED BASIS.

R. YEAR 2000. TO THE OBLIGOR'S KNOWLEDGE, (i) NO MATERIAL MODIFICATIONS ARE REQUIRED TO ANY OF EACH OBLIGOR'S COMPUTER SYSTEMS OR COMPUTER SOFTWARE TO ASSURE THAT SUCH SYSTEMS AND SOFTWARE CONTAIN NO DEFICIENCIES RELATING TO FORMATTING FOR ENTERING DATES (COMMONLY REFERRED TO AND REFERRED HEREIN AS THE "YEAR 2000 PROBLEM"); (ii) EACH OBLIGOR'S COMPUTER SYSTEMS AND SOFTWARE IN ALL MATERIAL RESPECTS ARE SUSCEPTIBLE TO ALL NECESSARY MODIFICATION AND EACH OBLIGOR HAS ADEQUATE PERSONNEL OR CONSULTANTS UNDER CONTRACT OR OTHER AVAILABLE MEANS TO TIMELY MODIFY (OR, AS APPLICABLE, REPLACE AND/OR UPGRADE) ITS OWN COMPUTER SYSTEMS AND SOFTWARE. EACH OBLIGOR IS NOT AWARE OF ANY INABILITY ON THE PART OF ANY OF ITS CUSTOMERS, INSURANCE PROVIDERS OR VENDORS TO TIMELY ADDRESS THE YEAR 2000 PROBLEM THAT WILL IN ANY MANNER MATERIALLY ADVERSELY AFFECT SUCH OBLIGOR'S BUSINESS OPERATIONS.

S. TAXES. EACH OBLIGOR HAS FILED OR IS IN THE PROCESS OF FILING ALL FEDERAL, STATE AND OTHER TAX RETURNS REQUIRED TO BE FILED (EXCEPT FOR SUCH RETURNS FOR WHICH CURRENT AND VALID EXTENSIONS HAVE BEEN FILED), AND ALL TAXES, ASSESSMENTS AND OTHER GOVERNMENTAL CHARGES DUE FROM EACH OBLIGOR HAVE BEEN FULLY PAID. EACH

OBLIGOR HAS ESTABLISHED ON ITS BOOKS RESERVES ADEQUATE FOR THE PAYMENT OF ALL FEDERAL, STATE AND OTHER TAX LIABILITIES (IF ANY).

T. USE OF PROCEEDS. NO PORTION OF ANY LOAN IS TO BE USED FOR THE PURPOSE OF PURCHASING OR CARRYING ANY "MARGIN SECURITY" OR "MARGIN STOCK" AS SUCH TERMS ARE USED IN REGULATIONS G AND U OF THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM, 12 C.F.R. 207 AND 221.

                              AFFIRMATIVE COVENANTS

A. PAYMENTS. EACH OBLIGOR WILL DULY AND PUNCTUALLY PAY ALL INTEREST AND PRINCIPAL BECOMING DUE THE LENDER AND WILL DULY AND PUNCTUALLY PERFORM ALL THINGS ON ITS PART TO BE DONE OR PERFORMED UNDER THIS AGREEMENT.

B. BOOKS AND RECORDS; INSPECTION. EACH OBLIGOR WILL AT ALL TIMES KEEP PROPER BOOKS OF ACCOUNT IN WHICH FULL, TRUE AND CORRECT ENTRIES WILL BE MADE OF ITS TRANSACTIONS IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, CONSISTENTLY APPLIED AND WHICH ARE, IN THE OPINION OF A CERTIFIED PUBLIC ACCOUNTANT REASONABLY ACCEPTABLE TO LENDER, ADEQUATE TO DETERMINE FAIRLY THE FINANCIAL CONDITION AND THE RESULTS OF OPERATIONS OF EACH OBLIGOR.
 EACH OBLIGOR WILL AT ALL REASONABLE TIMES MAKE ITS BOOKS AND RECORDS AVAILABLE IN ITS OFFICES FOR INSPECTION AND EXAMINATION BY THE LENDER AND THE LENDER'S REPRESENTATIVES AND, WITH AT LEAST ONE (1) BUSINESS DAY'S ADVANCE NOTICE, WILL PERMIT INSPECTION OF THE COLLATERAL AND ALL OF ITS PROPERTIES BY THE LENDER AND THE LENDER'S REPRESENTATIVES DURING NORMAL BUSINESS HOURS SO LONG AS THERE IS NO EXISTING UNCURED EVENT OF DEFAULT UNDER THIS AGREEMENT OR AT ANY TIME (WITH OR WITHOUT NOTICE AT THE LENDER'S OPTION) IF THERE IS AN EXISTING UNCURED EVENT OF DEFAULT. EACH OBLIGOR WILL FROM TIME TO TIME FURNISH THE LENDER WITH SUCH INFORMATION AND STATEMENTS AS THE LENDER MAY REASONABLY REQUEST WITH RESPECT TO THE OBLIGATIONS OR THE LENDER'S SECURITY INTEREST IN THE COLLATERAL. EACH OBLIGOR SHALL, DURING THE TERM OF THIS AGREEMENT, KEEP THE LENDER CURRENTLY AND ACCURATELY INFORMED IN WRITING OF EACH LOCATION WHERE EACH OBLIGOR'S RECORDS RELATING TO ITS ACCOUNTS AND CONTRACT RIGHTS ARE KEPT, AND SHALL NOT REMOVE SUCH RECORDS TO ANOTHER STATE WITHOUT GIVING THE LENDER AT LEAST THIRTY (30) DAYS PRIOR WRITTEN NOTICE THEREOF.

C.   FINANCIAL STATEMENTS.  THE OBLIGORS WILL FURNISH TO LENDER:

1. as soon as available to the Obligors, but in any event within 45 days after the close of each quarterly period of their fiscal year, a full and complete signed copy of financial statements, which shall include a balance sheet of the Obligors, as at the end of such quarter, and statement of profit and loss of the Obligors reflecting the results of their operations during such quarter on a consolidated and consolidating basis, and shall be prepared by the Obligors and certified by the Chief Financial Officer of each Obligor as to correctness in accordance with generally accepted accounting principles, consistently applied;

2. as soon as available to the Obligors, but in any event within 90 days after the close of their fiscal year, a full and complete signed copy of financial statements, prepared by certified public accountants reasonably acceptable to Lender, which shall include a balance sheet of the Obligors, as at the end of such year, and statement of profit and loss of the Obligors reflecting the results of their operations during such year on a consolidated and consolidating basis, bearing the opinion of such certified public accountants and prepared on an audited basis in accordance with generally accepted accounting principles, consistently applied together with any so-called management letter;

3. within 30 days after the close of each fiscal year, financial projections and cash flow reports for the Obligors including projected borrowing through the then current fiscal year;

4. within 45 days after end of each fiscal quarter, a Covenant Compliance Certificate in the form of Exhibit B attached hereto;

5. from time to time, such financial data and information about any Obligor as Lender may reasonably request; and

6. any financial data and information about any guarantors of the Obligations as Lender may reasonably request.

D. CONDUCT OF BUSINESS. EACH OBLIGOR WILL MAINTAIN ITS CORPORATE EXISTENCE IN GOOD STANDING AND COMPLY WITH ALL LAWS AND REGULATIONS OF THE UNITED STATES AND OF ANY STATE OR STATES THEREOF AND OF ANY POLITICAL SUBDIVISION THEREOF, AND OF ANY GOVERNMENTAL AUTHORITY WHICH MAY BE APPLICABLE TO IT OR TO ITS BUSINESS; PROVIDED THAT THIS COVENANT SHALL NOT APPLY TO ANY TAX, ASSESSMENT OR CHARGE WHICH IS BEING CONTESTED IN GOOD FAITH AND WITH RESPECT TO WHICH RESERVES HAVE BEEN ESTABLISHED AND ARE BEING MAINTAINED.

E. NOTICE TO ACCOUNT DEBTORS. EACH OBLIGOR AGREES, AT THE REQUEST OF THE LENDER, TO NOTIFY ALL OR ANY OF THE DEBTORS IN WRITING OF THE LENDER'S SECURITY INTEREST IN THE COLLATERAL IN WHATEVER REASONABLE MANNER THE LENDER REQUESTS AND, IF THE LENDER SO REQUESTS, TO PERMIT THE LENDER TO NOTIFY ALL OR ANY OF THE DEBTORS AT SUCH OBLIGOR'S EXPENSE.

F. OPERATING AND DEPOSIT ACCOUNTS. THE OBLIGORS SHALL MAINTAIN WITH THE LENDER THEIR PRIMARY OPERATING AND DEPOSIT ACCOUNTS WHICH SHALL AT ALL TIMES HAVE A MINIMUM BALANCE OF AT LEAST $150,000. AT THE OPTION OF THE LENDER, ALL LOAN PAYMENTS AND FEES WILL AUTOMATICALLY BE DEBITED FROM THE BORROWER'S PRIMARY OPERATING ACCOUNT AND ALL ADVANCES WILL AUTOMATICALLY BE CREDITED TO THE BORROWER'S PRIMARY OPERATING ACCOUNT.

G. TAXES. EACH OBLIGOR WILL PROMPTLY PAY ALL REAL AND PERSONAL PROPERTY TAXES, ASSESSMENTS AND CHARGES AND ALL FRANCHISE, INCOME, UNEMPLOYMENT, OLD AGE BENEFITS, WITHHOLDING, SALES AND OTHER TAXES ASSESSED AGAINST IT OR PAYABLE BY IT BEFORE DELINQUENT; PROVIDED THAT THIS COVENANT SHALL NOT APPLY TO ANY TAX ASSESSMENT OR CHARGE WHICH IS BEING CONTESTED IN GOOD FAITH AND WITH RESPECT TO WHICH RESERVES HAVE BEEN ESTABLISHED AND ARE BEING MAINTAINED. THE LENDER MAY, AT ITS OPTION, FROM TIME TO TIME, DISCHARGE ANY TAXES, LIENS OR ENCUMBRANCES OF ANY OF THE COLLATERAL, AND EACH OBLIGOR WILL PAY TO THE LENDER ON DEMAND OR THE LENDER IN ITS SOLE DISCRETION MAY CHARGE TO THE OBLIGORS ALL AMOUNTS SO PAID OR INCURRED BY IT.

H. MAINTENANCE. EACH OBLIGOR WILL KEEP AND MAINTAIN THE COLLATERAL AND ITS OTHER PROPERTIES, IF ANY, IN GOOD REPAIR, WORKING ORDER AND CONDITION. EACH OBLIGOR WILL PROMPTLY NOTIFY THE LENDER OF ANY LOSS OR DAMAGE TO OR ANY OCCURRENCE WHICH WOULD MATERIALLY ADVERSELY AFFECT THE VALUE OF ANY COLLATERAL. THE LENDER MAY, AT ITS OPTION, FROM TIME TO TIME, TAKE ANY OTHER ACTION THAT THE LENDER MAY DEEM PROPER TO REPAIR, MAINTAIN OR PRESERVE ANY OF THE COLLATERAL, AND EACH OBLIGOR WILL PAY TO THE LENDER ON DEMAND OR THE LENDER IN ITS SOLE DISCRETION MAY CHARGE TO THE OBLIGORS ALL AMOUNTS SO PAID OR INCURRED BY IT.

I. INSURANCE. EACH OBLIGOR WILL MAINTAIN IN FORCE CASUALTY INSURANCE ON ALL COLLATERAL AND ANY OTHER PROPERTY OF SUCH OBLIGORS, IF ANY, AGAINST RISKS CUSTOMARILY INSURED AGAINST BY COMPANIES ENGAGED IN BUSINESSES SIMILAR TO THAT OF SUCH OBLIGORS CONTAINING SUCH TERMS AND WRITTEN BY SUCH COMPANIES AS MAY BE REASONABLY SATISFACTORY TO THE LENDER, SUCH INSURANCE TO BE PAYABLE TO THE LENDER AS ITS INTEREST MAY APPEAR IN THE EVENT OF LOSS; NO LOSS SHALL BE ADJUSTED THEREUNDER WITHOUT THE LENDER'S APPROVAL; AND ALL SUCH POLICIES SHALL PROVIDE THAT THEY MAY NOT BE CANCELED WITHOUT FIRST GIVING AT LEAST TEN
(10) DAYS' WRITTEN NOTICE OF CANCELLATION TO THE LENDER. IN THE EVENT THAT ANY OBLIGOR FAILS TO PROVIDE EVIDENCE OF SUCH INSURANCE, THE LENDER MAY, AT IS OPTION, SECURE SUCH INSURANCE AND CHARGE THE COST THEREOF TO THE OBLIGORS.
 AT THE OPTION OF THE LENDER, ALL INSURANCE PROCEEDS RECEIVED FROM ANY LOSS OR DAMAGE TO ANY OF THE COLLATERAL SHALL BE APPLIED EITHER TO THE REPLACEMENT OR REPAIR THEREOF OR AS A PAYMENT ON ACCOUNT OF THE OBLIGATIONS. FROM AND AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT, THE LENDER IS AUTHORIZED TO CANCEL ANY INSURANCE MAINTAINED HEREUNDER AND APPLY ANY RETURNED OR UNEARNED PREMIUMS, ALL OF WHICH ARE HEREBY ASSIGNED TO THE LENDER, AS A PAYMENT ON ACCOUNT OF THE OBLIGATIONS.

J. NOTIFICATION OF DEFAULT. WITHIN FIVE (5) DAYS OF BECOMING AWARE OF THE EXISTENCE OF ANY CONDITION OR EVENT WHICH CONSTITUTES AN EVENT OF DEFAULT, OR ANY CONDITION OR EVENT WHICH WOULD UPON NOTICE OR LAPSE OF TIME, OR BOTH, CONSTITUTE AN EVENT OF DEFAULT, THE OBLIGORS SHALL GIVE LENDER WRITTEN NOTICE THEREOF

SPECIFYING THE NATURE AND DURATION THEREOF AND THE ACTION BEING OR PROPOSED TO BE TAKEN WITH RESPECT THERETO.

K. NOTIFICATION OF MATERIAL LITIGATION. EACH OBLIGOR WILL PROMPTLY NOTIFY THE LENDER IN WRITING OF ANY LITIGATION OR OF ANY INVESTIGATIVE PROCEEDINGS OF A GOVERNMENTAL AGENCY OR AUTHORITY COMMENCED OR THREATENED AGAINST IT WHICH WOULD OR MIGHT BE MATERIALLY ADVERSE TO THE FINANCIAL CONDITION OF SUCH OBLIGOR.

L. YEAR 2000. EACH OBLIGOR WILL TAKE COMMERCIALLY REASONABLE ACTIONS TO ENSURE THAT SUCH OBLIGOR'S COMPUTER SYSTEMS AND COMPUTER SOFTWARE SHALL AT ALL TIMES CONTAIN NO MATERIAL DEFICIENCIES RELATING TO THE YEAR 2000 PROBLEM; AND EACH OBLIGOR HEREBY INDEMNIFIES AND HOLDS THE LENDER HARMLESS FROM ANY LOSSES THE LENDER MAY SUFFER RESULTING FROM ANY DEFICIENCIES IN SUCH OBLIGOR'S COMPUTER SYSTEMS OR COMPUTER SOFTWARE RELATING TO THE YEAR 2000 PROBLEM.

M. PENSION PLANS. WITH RESPECT TO ANY PENSION OR BENEFIT PLAN MAINTAINED BY ANY OBLIGOR, OR TO WHICH ANY OBLIGOR CONTRIBUTES ("PLAN"), THE BENEFITS UNDER WHICH ARE GUARANTIED, IN WHOLE OR IN PART, BY THE PENSION BENEFIT GUARANTY CORPORATION CREATED BY THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, P.L. 93-406, OR ANY GOVERNMENTAL AUTHORITY SUCCEEDING TO ANY OR ALL OF THE FUNCTIONS OF THE PENSION BENEFIT GUARANTY CORPORATION ("PENSION BENEFIT GUARANTY CORPORATION"), EACH OBLIGOR WILL (a) FUND EACH PLAN AS REQUIRED BY THE PROVISIONS OF SECTION 412 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED; (b) CAUSE EACH PLAN TO PAY ALL BENEFITS WHEN DUE; (c) FURNISH LENDER (i) PROMPTLY WITH A COPY OF ANY NOTICE OF EACH PLAN'S TERMINATION SENT TO THE PENSION BENEFIT GUARANTY CORPORATION AND (ii) NO LATER THAN THE DATE OF SUBMISSION TO THE DEPARTMENT OF LABOR OR TO THE INTERNAL REVENUE SERVICE, AS THE CASE MAY BE, A COPY OF ANY REQUEST FOR WAIVER FROM THE FUNDING STANDARDS OR EXTENSION OF THE AMORTIZATION PERIODS REQUIRED BY SECTION 412 OF THE INTERNAL REVENUE CODE OF 1954, AS AMENDED; AND
(d) SUBSCRIBE TO ANY CONTINGENT LIABILITY INSURANCE PROVIDED BY THE PENSION BENEFIT GUARANTY CORPORATION TO PROTECT AGAINST EMPLOYER LIABILITY UPON TERMINATION OF A GUARANTIED PENSION PLAN, IF AVAILABLE TO SUCH OBLIGOR.

N. ENVIRONMENTAL. AS OF THE DATE HEREOF NEITHER THE OBLIGORS NOR ANY OF OBLIGORS' AGENTS, EMPLOYEES OR INDEPENDENT CONTRACTORS (1) HAVE CAUSED OR ARE AWARE OF A RELEASE OR THREAT OF RELEASE OF MATERIALS (AS DEFINED HEREIN) ON ANY OF THE PREMISES OR PERSONAL PROPERTY OWNED OR CONTROLLED BY ANY OBLIGOR, OR ANY ABUTTING PROPERTY, WHICH COULD GIVE RISE TO ANY MATERIAL LIABILITY UNDER ANY SUPERFUND AND HAZARDOUS WASTE LAWS (AS DEFINED HEREIN) OR ANY OTHER FEDERAL, STATE OR LOCAL LAW, RULE OR REGULATION RELATING TO THE PROTECTION OF THE ENVIRONMENT OR HUMAN SAFETY; (2) HAVE ARRANGED FOR THE TRANSPORT OF OR TRANSPORTED ANY

MATERIALS IN A MANNER AS TO VIOLATE, OR RESULT IN POTENTIAL LIABILITIES UNDER, ANY SUPERFUND AND HAZARDOUS WASTE LAWS; (3) HAVE RECEIVED ANY NOTICE, ORDER OR DEMAND FROM THE ENVIRONMENTAL PROTECTION AGENCY OR ANY STATE OR LOCAL AGENCY OR AUTHORITY UNDER ANY SUPERFUND AND HAZARDOUS WASTE LAWS; (4) HAVE INCURRED ANY LIABILITY UNDER ANY SUPERFUND AND HAZARDOUS WASTE LAWS IN CONNECTION WITH THE MISMANAGEMENT, IMPROPER DISPOSAL OR RELEASE OF MATERIALS;
(5) ARE AWARE OF ANY INSPECTION OR INVESTIGATION OF ANY OF THE PREMISES OR PERSONAL PROPERTY OWNED OR CONTROLLED BY ANY OBLIGOR OR ABUTTING PROPERTY BY ANY FEDERAL, STATE OR LOCAL AGENCY FOR POSSIBLE VIOLATIONS OF THE SUPERFUND AND HAZARDOUS WASTE LAWS.

      To the best of each Obligor's knowledge, no prior owner or tenant of any premises or property presently controlled or owned by such Obligor committed or omitted any act which caused the release of Materials on such premises or property which could give rise to a lien thereon by any federal, state or local government. No notice or statement of claim or lien affecting any property or premises owned or controlled by each Obligor has been recorded or filed in any public records by any federal, state or local government for costs, penalties, fines or other charges as to such property.


      Each Obligor agrees to indemnify and hold Lender harmless from all liability, loss, cost, damage and expense, including attorney fees and costs of litigation, arising from any and all of its violations of the Superfund and Hazardous Waste Laws including those arising from any lien on any premises or property owned or controlled by such Obligor by any federal,
state and local government arising from the presence of Materials.   Each
Obligor further agrees to reimburse Lender upon demand for any reasonable costs incurred by Lender in connection with the foregoing. Each Obligor agrees its obligations hereunder shall be continuous and shall survive the repayment of all debts to Lender including repayment of all Obligations.

      The term "Materials" means any "oil," "hazardous material," "hazardous wastes" or "hazardous substances" as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 ET SEQ., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 ET SEQ., as amended, any applicable state or local statutes or ordinances, and regulations adopted thereunder, and the foregoing are collectively the "Superfund and Hazardous Waste Laws."


                              NEGATIVE COVENANTS

A. FINANCIAL COVENANTS. THE OBLIGORS WILL NOT AT ANY TIME OR DURING ANY FISCAL PERIOD (AS APPLICABLE) FAIL TO BE IN COMPLIANCE WITH ANY OF THE FINANCIAL COVENANTS IN THIS SECTION ON A CONSOLIDATED BASIS.

1.   Definitions.  The following definitions shall apply to this Section:

(a) "Current Maturities of Long-Term Debt" shall mean all principal and lease payments to be paid by the Obligors during any fiscal period of Obligors on account of (x) the Loan, (y) other money borrowed from all sources and (z) capitalized leases.

(b) "Tangible Net Worth" shall mean Obligors stockholders' equity determined in accordance with generally accepted accounting principles, consistently applied, SUBTRACTING THEREFROM (x) intangibles (as determined in accordance with such principles so applied); and (y) accounts receivable and Indebtedness owing to an Obligor from any employee, stockholder or parent, subsidiary or other affiliate of such Obligor.

(c) "Indebtedness" shall mean, with respect to any person (x) all indebtedness for borrowed money or for the deferred purchase price of property or services, and all obligations under leases which are or should be, under generally accepted accounting principles, recorded as capital leases, in respect of which such person is directly or contingently liable as borrower, guarantor, endorser or otherwise, or in respect of which such person otherwise assures a creditor against loss, (y) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder has an existing right, contingent or otherwise, to be secured by) any lien upon property (including without limitation accounts receivable and contract rights) owned by such person, whether or not such person has assumed or become liable for the payment thereof, and (z) all other liabilities or obligations which would, in accordance with generally accepted accounting principles, be classified as liabilities of such person.

(d) "Subordinated Indebtedness" shall mean Indebtedness which is expressly subordinated to Senior Indebtedness in writing pursuant to a subordination agreement acceptable to the Lender.

(e) "Senior Indebtedness" shall mean any amount of any Indebtedness owing by the Borrower to the Lender.

(f) "Current Assets" and "Current Liabilities" shall be defined according to generally accepted accounting principles.

(g) "Income" and "Net Income" shall be defined according to generally accepted accounting principles.

2.   TANGIBLE CAPITAL BASE.   The Obligors will not at any time permit their
Tangible Net Worth plus their Subordinated Indebtedness to be less than $16,300,000 plus fifty (50%) percent of the Obligors' Net Income for each fiscal quarter ending after the date of this Agreement.

3. DEBT TO CAPITAL BASE. The Obligors will not at any time permit the aggregate amount of their Indebtedness (excluding Subordinated Indebtedness) to be more than 0.85 times the sum of their Tangible Net Worth plus their Subordinated Indebtedness.

4. CURRENT RATIO. The Obligors will not at any time permit the ratio of their Current Assets to Current Liabilities, excluding any Current Maturities of Long-Term Debt to be less than 1.0:1.0.

5. EBITDA TO INTEREST. The Obligors will not at any time permit their income before interest, tax, deprecation and amortization expense ("EBITDA") to be less than 2.5 times the sum of interest expense plus capital expenditures.

B. LIMITATIONS ON INDEBTEDNESS. EACH OBLIGOR WILL NOT ISSUE ANY EVIDENCE OF INDEBTEDNESS OR CREATE, ASSUME, GUARANTEE, BECOME CONTINGENTLY LIABLE FOR, OR SUFFER TO EXIST INDEBTEDNESS IN ADDITION TO INDEBTEDNESS TO THE LENDER, EXCEPT (i) INDEBTEDNESS OR LIABILITIES OF SUCH OBLIGOR FOR MONEY BORROWED, INCURRED OR ARISING IN THE ORDINARY COURSE OF BUSINESS, (ii) INDEBTEDNESS RELATING TO THE BORROWER'S 12% SENIOR SUBORDINATED DEBENTURES DUE 2005 (INCLUDING ALL GUARANTEES THEREOF), (iii) INDEBTEDNESS OF ANY OBLIGOR WHICH IS SUBORDINATED TO THE SENIOR INDEBTEDNESS ON TERMS AND CONDITIONS ACCEPTABLE TO THE LENDER, (iv) INDEBTEDNESS SECURED BY LIENS PERMITTED PURSUANT TO
SECTION 5.10 HEREOF, OR (v)

INDEBTEDNESS WHICH IS INCURRED AFTER THE DATE HEREOF, IS NON-RECOURSE TO THE OBLIGORS, IS INCURRED IN CONNECTION WITH THE ACQUISITION OF (A) ASSETS OF ANOTHER PERSON BY ANY OBLIGOR OR (B) STOCK BY ANY OBLIGOR, AND IS SECURED SOLELY BY THE STOCK OR ASSETS SO ACQUIRED.

C. SALE OF INTEREST. THERE SHALL NOT BE ANY SALE OR TRANSFER OF OWNERSHIP OF ANY INTEREST IN ANY SUBSIDIARY OF THE BORROWER WHICH IS AN OBLIGOR HEREUNDER WITHOUT THE LENDER'S PRIOR WRITTEN CONSENT.

D. LOANS OR ADVANCES. EACH OBLIGOR WILL NOT MAKE ANY LOANS OR ADVANCES TO ANY INDIVIDUAL, FIRM OR CORPORATION, INCLUDING WITHOUT LIMITATION ITS OFFICERS AND EMPLOYEES; PROVIDED, HOWEVER, THAT (i) AN OBLIGOR MAY MAKE ADVANCES TO ITS EMPLOYEES, INCLUDING ITS OFFICERS, WITH RESPECT TO EXPENSES INCURRED OR TO BE INCURRED BY SUCH EMPLOYEES WHICH EXPENSES ARE REIMBURSABLE BY SUCH OBLIGOR; (ii) EACH OBLIGOR MAY EXTEND CREDIT IN THE ORDINARY COURSE OF BUSINESS IN ACCORDANCE WITH CUSTOMARY TRADE PRACTICES; (iii) EACH OBLIGOR MAY OWN, PURCHASE OR ACQUIRE PERMITTED INVESTMENTS, OR OTHERWISE MAKE AN INVESTMENT IN A PERSON NOT OTHERWISE PERMITTED PURSUANT TO THIS SECTION, PROVIDED THE AMOUNT OF SUCH INVESTMENT SHALL NOT EXCEED $25,000 INDIVIDUALLY OR $50,000 IN THE AGGREGATE; AND (iv) EACH OBLIGOR MAY MAKE OR PERMIT TO REMAIN OUTSTANDING LOANS OR ADVANCES TO ANY OTHER OBLIGOR NAMED HEREIN, SUBJECT TO SECTION 5.6 OF THIS AGREEMENT.

E. DIVIDENDS AND DISTRIBUTIONS. EACH OBLIGOR MAY WITHOUT PRIOR WRITTEN PERMISSION OF THE LENDER, PAY ANY DIVIDENDS ON OR MAKE ANY DISTRIBUTION ON ACCOUNT OF ANY CLASS OF SUCH OBLIGOR'S CAPITAL STOCK IN CASH OR IN PROPERTY (OTHER THAN ADDITIONAL SHARES OF SUCH STOCK), OR REDEEM, PURCHASE OR OTHERWISE ACQUIRE, DIRECTLY OR INDIRECTLY, ANY OF SUCH STOCK, PROVIDED THAT NO SUCH PAYMENTS OR DISTRIBUTION SHALL CAUSE ANY OBLIGOR, AFTER EFFECTING ANY SUCH DIVIDEND OR DISTRIBUTION, TO FAIL TO COMPLY WITH ANY OTHER PROVISIONS OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, EACH OF THE FINANCIAL COVENANTS SET FORTH IN SECTION 5.1 OF THIS AGREEMENT.

F.   INTENTIONALLY OMITTED.

G. INVESTMENTS. EACH OBLIGOR WILL NOT MAKE INVESTMENTS IN, OR ADVANCES TO, ANY INDIVIDUAL, PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST OR OTHER ORGANIZATION OR PERSON, NOR PURCHASE OR OTHERWISE INVEST IN OR HOLD SECURITIES, NONOPERATING REAL ESTATE OR OTHER NONOPERATING ASSETS OR PURCHASE ALL OR SUBSTANTIALLY ALL THE ASSETS OF ANY ENTITY; EXCEPT THE OBLIGORS OR ANY OBLIGOR MAY

1.   own, purchase or acquire Permitted Investments;

2. endorse negotiable instruments for collection in the ordinary course of business;

3.   make an Investment in a Person not otherwise permitted pursuant to this
Section 5.6, provided the amount of such Investment (including the amount of any guarantee, endorsement or other liability with respect thereto) shall not exceed $25,000 individually or $50,000 in the aggregate;

4. make an Investment in a Person that becomes a wholly-owned Subsidiary as a result of such Investment or in assets of a Person that become assets of an Obligor; provided that: (a) such Investments relate to the acquisition of companies engaged in the business of whole blood or plasma collection, processing and marketing, selling of blood and blood byproducts and any related business or activities; (b) the Obligors shall deliver to Lender pro forma financial statements reflecting the Investment and related calculations demonstrating compliance with all covenants contained herein, relating to financial and accounting matters, together with a description in reasonable detail of the nature and reasons for the proposed transaction; (c) immediately after giving effect to such transaction, no Event of Default shall exist and be continuing; and (d) such Investments do not exceed $5,000,000 in purchase price for the Obligors in any one fiscal year, and

5. make or permit to remain outstanding loans or advances to any wholly owned subsidiary (hereafter created), subject to Section 5.6 of this Agreement.

H. MERGER. Each Obligor will not merge or consolidate or be merged or consolidated with or into any other corporation except that any Obligor may enter into a merger in connection with an investment permitted by Section 5.7, and except that any Obligor may be merged, consolidated, dissolved or liquidated into any other Obligor.

I. SALE OF ASSETS. Each Obligor will not sell, lease or otherwise dispose of any of its assets, (i) EXCEPT IN THE ORDINARY AND USUAL COURSE OF BUSINESS AND EXCEPT FOR THE PURPOSE OF REPLACING MACHINERY, EQUIPMENT OR OTHER PERSONAL PROPERTY WHICH, AS A CONSEQUENCE OF WEAR, DUPLICATION OR OBSOLESCENCE, IS NO LONGER USED OR NECESSARY IN SUCH OBLIGOR'S BUSINESS, PROVIDED THAT FAIR CONSIDERATION IS RECEIVED THEREFOR (ii) IF THE NET PROCEEDS OF SUCH SALE ARE APPLIED TO THE REPAYMENT OF THE SENIOR INDEBTEDNESS; (iii) IF THE NET PROCEEDS OF SUCH SALE ARE REINVESTED IN THE BUSINESS OF THE OBLIGORS OR ARE OTHERWISE INVESTED PURSUANT TO SECTION 5.7 HEREOF; OR (iv) IF IN THE AGGREGATE ALL OF THE TRANSFERS MADE SINCE THE DATE HEREOF AND NOT OTHERWISE PERMITTED BY CLAUSE (i), (ii) OR (iii) ABOVE AMOUNTS TO LESS THAN $200,000. NOTWITHSTANDING THIS SECTION 5.9, NO ASSETS OF ANY OBLIGOR SHALL BE SOLD, DISPOSED OF OR OTHERWISE CONVEYED (i) AT LESS THAN FAIR MARKET VALUE NOR (ii) IF ANY EVENT OF DEFAULT SHALL HAVE OCCURRED AND THEN BE CONTINUING OR SHALL RESULT FROM SUCH SALE OR DISPOSITION.

J. RESTRICTION ON LIENS. EACH OBLIGOR WILL NOT GRANT ANY SECURITY INTEREST IN, OR MORTGAGE OF, ANY OF ITS PROPERTIES OR ASSETS INCLUDING THE COLLATERAL EXCEPT (i) LIENS FOR TAXES NOT YET DUE OR WHICH ARE BEING CONTESTED IN GOOD FAITH BY APPROPRIATE PROCEEDINGS AND FOR WHICH ADEQUATE RESERVES HAVE BEEN ESTABLISHED

IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"); (ii) STATUTORY LIENS OF LANDLORDS AND LIENS OF CARRIERS, WAREHOUSEMEN, MECHANICS, MATERIALMEN AND OTHER SIMILAR PERSONS AND OTHER LIENS IMPOSED BY LAW INCURRED IN THE ORDINARY COURSE OF BUSINESS FOR SUMS NOT YET DELINQUENT OR BEING CONTESTED IN GOOD FAITH, IF SUCH RESERVE OR OTHER APPROPRIATE PROVISION, IF ANY, AS SHALL BE REQUIRED BY GAAP SHALL HAVE BEEN MADE THEREFOR; (iii) LIENS MADE TO SECURE SENIOR INDEBTEDNESS; (iv) LIENS INCURRED THROUGH PURCHASE MONEY SECURITY INTERESTS OR IN CONNECTION WITH EQUIPMENT LEASES IN AMOUNTS WHICH, AT THE TIME INCURRED, DO NOT EXCEED THE FAIR MARKET VALUE OF THE ASSET SECURING SUCH LIEN; PROVIDED THAT ANY INDEBTEDNESS OR LEASES INCURRED IN ANY YEAR SECURED BY SUCH LIENS SHALL NOT EXCEED $500,000; (v) LIENS SECURING INDEBTEDNESS PERMITTED UNDER SECTION 5.2 HEREOF; AND (vi) LIENS OR DEPOSITS MADE TO SECURE PAYMENT OF WORKERS' COMPENSATION, OR IN CONNECTION WITH THE PARTICIPATION IN ANY FUND IN CONNECTION WITH WORKERS' COMPENSATION, UNEMPLOYMENT INSURANCE, PENSIONS OR OTHER SOCIAL SECURITY PROGRAMS.

K. OTHER BUSINESS. EACH OBLIGOR WILL NOT ENGAGE IN ANY BUSINESS OTHER THAN THE BUSINESS IN WHICH IT IS CURRENTLY ENGAGED OR A BUSINESS REASONABLY ALLIED THERETO.

                                    DEFAULT

A. DEFAULT. "EVENT OF DEFAULT" SHALL MEAN THE OCCURRENCE OF ONE OR MORE OF ANY OF THE FOLLOWING EVENTS:

(a) the Borrower or any other Obligor defaults in the payment of any principal of or interest on any Senior Indebtedness when the same shall become due, either by the terms thereof or otherwise as herein provided, and in the case of interest payments, such default shall continue for a period of three (3) business days after such date;

(b) the Borrower or any other Obligor defaults in the payment when due, either by the terms thereof or otherwise as herein provided, of any other amounts on any Senior Indebtedness and such default shall continue unremedied for five or more business days;

(c) the Borrower or any other Obligor (i) defaults in any payment of principal of or interest on any other Indebtedness in an amount exceeding $100,000 and such default shall continue beyond any applicable grace period or (ii) fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing), and in the case of (ii) above, the effect of such default, failure or other event is to cause, or, with respect to any Indebtedness, to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause an obligation of more than $100,000 to become due prior to any stated maturity;

(d) the Borrower or any other Obligor defaults in the performance or observance of any of the agreements contained in Article 4 (Affirmative Covenants) or Article 5 (Negative Covenants) hereof or in the performance or observance of any other material agreement, term or condition contained herein or in the other Loan Documents and any such default shall not have been remedied within 30 days after such default shall first become known to any officer of any Obligor;

(e) If any statement, representation or warranty heretofore, now or hereafter made in connection with this Agreement or in any supporting financial statement of any Obligor shall be determined by Lender to have been false in any material respect when made, and if susceptible to cure, such inaccuracy shall not have been remedied within 30 days after such default shall first become known to any officer of any Obligor;

(f) The liquidation, termination or dissolution of, or the merger or consolidation of, any Obligor, with or into another entity (except as otherwise permitted hereunder without the consent of the Lender), or any Obligor ceasing to carry on actively its present business or the appointment of a receiver for any Obligor.

(g) The institution by or against any Obligor or guarantor of the Obligations of any proceedings under the Bankruptcy Code 11 USC Section 101 ET SEQ. or any other law in which any Obligor or any guarantor of the Obligations is alleged to be insolvent or unable to pay their respective debts as they mature, or the making by any Obligor or any guarantor of the Obligations of an assignment for the benefit of creditors or the granting of a trust mortgage for the benefit of creditors.

(h) The service upon the Lender hereof of a writ in which the Lender is named as trustee of any Obligor or of any guarantor of the Obligations.

(i) A judgment or judgments for the payment of money in excess of $100,000 shall be rendered against any Obligor and any such judgment shall remain unsatisfied and in effect for any period of sixty (60) consecutive days without a stay of execution.

(j) Any levy, seizure, attachment, execution or similar process shall be issued or levied on any of the property of any Obligor having a material adverse affect on any Obligor.

(k)  The termination of any guaranty of the Obligations.

(l) The occurrence of such a materially adverse change in the condition or affairs (financial or otherwise) of any Obligor such that the that the prospects for timely or full payment or performance of any of the Obligations have been or may be substantially impaired.

B. DEFAULT. IF AN EVENT OF DEFAULT SHALL OCCUR, AT THE ELECTION OF THE LENDER, ALL OBLIGATIONS SHALL BECOME IMMEDIATELY DUE AND PAYABLE WITHOUT NOTICE OR DEMAND.

     The Lender is hereby authorized, at its election, after an Event of Default, without any further demand or notice except to such extent as notice may be required by applicable law, to take possession and/or sell or otherwise dispose of all or any of the Collateral at public or private sale; and the Lender may also exercise any and all other rights and remedies of a secured party under the Code or which are otherwise accorded to it by applicable law, all as the Lender may determine. If notice of a sale or other action by the Lender is required by applicable law, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, each Obligor agrees that five
(5) days' written notice to such Obligor, or the shortest period of written notice permitted by such law, whichever is larger, shall be sufficient notice; and that to the extent permitted by law, the Lender, its officers, attorneys and agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale any of the Collateral that is of a type customarily sold on a recognized market or which is the subject of widely distributed standard price quotations. Any sale (public or private) shall be free from any right of redemption, which each Obligor hereby waives and releases. No purchaser at any sale (public or private) shall be responsible for the application of the purchase money. Any balance of the net proceeds of sale remaining after paying all Obligations of the Obligors to the Lender shall be returned to the Obligors or to such other party as may be legally entitled thereto; and if there is a deficiency, the Obligors shall be responsible for the same, with interest, to the extent permitted by applicable law. Upon demand by the Lender, each Obligor shall assemble the Collateral and make it available to the Lender at a place designated by the Lender which is reasonably convenient to the Lender and such Obligor. Each Obligor hereby acknowledges that the Lender has extended credit and other financial accommodations to the Obligors upon reliance of such Obligor's granting the Lender the rights and remedies contained in this Agreement including without limitation the right to take immediate possession of the Collateral upon the occurrence of an Event of Default and each Obligor hereby acknowledges that the Lender is entitled to equitable and injunctive relief to enforce any of its rights and remedies hereunder or under the Code and each Obligor hereby waives any defense to such equitable or injunctive relief based upon any allegation of the absence of irreparable harm to the Lender.

C. POWER OF ATTORNEY. EACH OBLIGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE LENDER AS SUCH OBLIGOR'S TRUE AND LAWFUL ATTORNEY, WITH FULL POWER OF SUBSTITUTION, AT THE SOLE COST AND EXPENSE OF SUCH OBLIGOR BUT FOR THE SOLE BENEFIT OF THE LENDER, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT TO CONVERT THE COLLATERAL INTO CASH, INCLUDING, WITHOUT LIMITATION, COMPLETING THE MANUFACTURE OR PROCESSING OF WORK IN PROCESS, AND THE SALE (EITHER PUBLIC OR PRIVATE) OF ALL OR ANY PORTION OR PORTIONS OF THE INVENTORY AND OTHER COLLATERAL; TO ENFORCE COLLECTION OF THE COLLATERAL, EITHER IN ITS OWN NAME OR IN THE NAME OF SUCH OBLIGOR, INCLUDING, WITHOUT LIMITATION, EXECUTING RELEASES, COMPROMISING OR SETTLING WITH ANY DEBTORS AND PROSECUTING, DEFENDING, COMPROMISING OR RELEASING ANY ACTION RELATING TO THE COLLATERAL; TO RECEIVE, OPEN AND DISPOSE OF ALL MAIL ADDRESSED TO ANY OBLIGOR AND TO TAKE THEREFROM ANY REMITTANCES OR PROCEEDS OF COLLATERAL IN WHICH THE LENDER HAS A SECURITY INTEREST; TO NOTIFY POST OFFICE AUTHORITIES TO CHANGE THE ADDRESS FOR DELIVERY OF MAIL ADDRESSED TO ANY OBLIGOR TO SUCH ADDRESS AS THE LENDER SHALL DESIGNATE; TO ENDORSE THE NAME OF ANY OBLIGOR IN FAVOR OF THE LENDER UPON ANY AND ALL CHECKS, DRAFTS, MONEY ORDERS, NOTES, ACCEPTANCES OR OTHER INSTRUMENTS OF THE SAME OR DIFFERENT NATURE; TO SIGN AND ENDORSE THE NAME OF ANY OBLIGOR ON AND TO RECEIVE AS SECURED PARTY ANY OF THE COLLATERAL, ANY INVOICES SCHEDULES OF COLLATERAL, FREIGHT OR EXPRESS RECEIPTS, OR BILLS OF LADING, STORAGE RECEIPTS, WAREHOUSE RECEIPTS, OR OTHER DOCUMENTS OF TITLE OF THE SAME OR DIFFERENT NATURE RELATING TO THE COLLATERAL; TO SIGN THE NAME OF ANY OBLIGOR ON ANY NOTICE TO THE

DEBTORS OR ON VERIFICATION OF THE COLLATERAL; AND TO SIGN AND FILE OR RECORD ON BEHALF OF ANY OBLIGOR ANY FINANCING OR OTHER STATEMENT IN ORDER TO PERFECT OR PROTECT THE LENDER'S SECURITY INTEREST. THE LENDER SHALL NOT BE OBLIGED TO DO ANY OF THE ACTS OR EXERCISE ANY OF THE POWERS HEREINABOVE AUTHORIZED, BUT IF THE LENDER ELECTS TO DO ANY SUCH ACT OR EXERCISE ANY SUCH POWER, IT SHALL NOT BE ACCOUNTABLE FOR MORE THAN IT ACTUALLY RECEIVES AS A RESULT OF SUCH EXERCISE OF POWER, AND IT SHALL NOT BE RESPONSIBLE TO ANY OBLIGOR EXCEPT FOR WILLFUL MISCONDUCT IN BAD FAITH. ALL POWERS CONFERRED UPON THE LENDER BY THIS AGREEMENT, BEING COUPLED WITH AN INTEREST, SHALL BE IRREVOCABLE SO LONG AS ANY OBLIGATION OF ANY OBLIGOR TO THE LENDER SHALL REMAIN UNPAID.

D. NONEXCLUSIVE REMEDIES. ALL OF THE LENDER'S RIGHTS AND REMEDIES NOT ONLY UNDER THE PROVISIONS OF THIS AGREEMENT BUT ALSO UNDER ANY OTHER AGREEMENT OR TRANSACTION SHALL BE CUMULATIVE AND NOT ALTERNATIVE OR EXCLUSIVE, AND MAY BE EXERCISED BY THE LENDER AT SUCH TIME OR TIMES AND IN SUCH ORDER OF PREFERENCE AS THE LENDER IN ITS SOLE DISCRETION MAY DETERMINE.

E. REASSIGNMENT TO OBLIGORS. WHENEVER THE LENDER DEEMS IT DESIRABLE THAT ANY LEGAL ACTION BE INSTITUTED WITH RESPECT TO ANY COLLATERAL OR THAT ANY OTHER ACTION BE TAKEN IN ANY ATTEMPT TO EFFECTUATE COLLECTION OF ANY COLLATERAL, THE LENDER MAY REASSIGN THE ITEM IN QUESTION TO THE RESPECTIVE OBLIGOR (AND IF THE LENDER SHALL EXECUTE ANY SUCH REASSIGNMENT, IT SHALL AUTOMATICALLY BE DEEMED TO BE WITHOUT RECOURSE TO THE LENDER IN ANY EVENT) AND REQUIRE SUCH OBLIGOR TO PROCEED WITH SUCH LEGAL OR OTHER ACTION AT SUCH OBLIGOR'S SOLE LIABILITY, COST AND EXPENSE, IN WHICH EVENT ALL AMOUNTS COLLECTED BY SUCH OBLIGOR ON SUCH ITEM SHALL NEVERTHELESS BE SUBJECT TO THE LENDER'S SECURITY INTEREST.

                                 MISCELLANEOUS

A. WAIVERS. EACH OBLIGOR WAIVES NOTICE OF NONPAYMENT, DEMAND, PRESENTMENT, PROTEST OR NOTICE OF PROTEST OF THE COLLATERAL, AND ALL OTHER NOTICES, CONSENTS TO ANY RENEWALS OR EXTENSIONS OF TIME OF PAYMENT THEREOF, AND GENERALLY WAIVES ANY AND ALL SURETYSHIP DEFENSES AND DEFENSES IN THE NATURE THEREOF.

B. SEVERABILITY. IF ANY PROVISION OF THIS AGREEMENT OR PORTION OF SUCH PROVISION OR THE APPLICATION THEREOF TO ANY PERSON OR CIRCUMSTANCE SHALL TO ANY EXTENT BE HELD INVALID OR UNENFORCEABLE, THE REMAINDER OF THIS AGREEMENT (OR THE REMAINDER OF SUCH PROVISION) AND THE APPLICATION THEREOF TO OTHER PERSONS OR CIRCUMSTANCES SHALL NOT BE AFFECTED THEREBY.

C. SET-OFF. ANY DEPOSITS, BALANCES OR OTHER SUMS CREDITED BY OR DUE FROM THE LENDER OR ANY OF ITS AFFILIATES TO ANY OBLIGOR AND ANY SECURITY OR OTHER PROPERTY OF

ANY OBLIGOR IN THE POSSESSION OF THE LENDER, WHETHER FOR SAFEKEEPING OR OTHERWISE, MAY, AT ANY TIME WHETHER OR NOT AN EVENT OF DEFAULT HAS OCCURRED OR DEMAND HAS BEEN MADE, WITHOUT NOTICE TO ANY OBLIGOR, OR COMPLIANCE WITH ANY OTHER CONDITION PRECEDENT NOW OR HEREAFTER IMPOSED BY STATUTE, RULE OF LAW, OR OTHERWISE (ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED) BE SET OFF, APPROPRIATED AND APPLIED BY LENDER AGAINST ANY AND ALL OF THE OBLIGATIONS IN SUCH MANNER AS THE LENDER IN ITS SOLE DISCRETION MAY DETERMINE.

D. INDEMNIFICATION. EACH OBLIGOR SHALL INDEMNIFY, DEFEND AND HOLD THE LENDER HARMLESS OF AND FROM ANY CLAIM BROUGHT OR THREATENED AGAINST THE LENDER BY SUCH OBLIGOR, ANY GUARANTOR OR ENDORSER OF THE OBLIGATIONS, OR ANY OTHER PERSON (AS WELL AS FROM ATTORNEYS' REASONABLE FEES AND EXPENSES IN CONNECTION THEREWITH) ON ACCOUNT OF THE LENDER'S RELATIONSHIP WITH ANY OBLIGOR, OR ANY GUARANTOR OR ENDORSER OF THE OBLIGATIONS (EACH OF WHICH MAY BE DEFENDED, COMPROMISED, SETTLED OR PURSUED BY THE LENDER WITH COUNSEL OF THE LENDER'S ELECTION, BUT AT THE EXPENSE OF THE OBLIGORS), EXCEPT FOR ANY CLAIM ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LENDER. THE WITHIN INDEMNIFICATION SHALL SURVIVE PAYMENT OF THE OBLIGATIONS, AND/OR ANY TERMINATION, RELEASE OR DISCHARGE EXECUTED BY THE LENDER IN FAVOR OF ANY OBLIGOR.

E. COSTS AND EXPENSES. EACH OBLIGOR SHALL PAY TO THE LENDER ANY AND ALL COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES, COURT COSTS, LITIGATION AND OTHER EXPENSES) INCURRED OR PAID BY THE LENDER IN ESTABLISHING, MAINTAINING, PROTECTING OR ENFORCING ANY OF THE LENDER'S RIGHTS OR THE OBLIGATIONS, INCLUDING, WITHOUT LIMITATION, ANY AND ALL SUCH COSTS AND EXPENSES INCURRED OR PAID BY THE LENDER IN DEFENDING THE LENDER'S SECURITY INTEREST IN, TITLE OR RIGHT TO THE COLLATERAL OR IN COLLECTING OR ATTEMPTING TO COLLECT OR ENFORCING OR ATTEMPTING TO ENFORCE PAYMENT OF THE COLLATERAL.

F.   COUNTERPARTS.  THIS AGREEMENT MAY BE EXECUTED IN TWO OR MORE
COUNTERPARTS, EACH OF WHICH SHALL BE AN ORIGINAL, BUT ALL OF WHICH SHALL CONSTITUTE BUT ONE AGREEMENT.

G. BINDING EFFECT OF AGREEMENT. THIS AGREEMENT SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE RESPECTIVE HEIRS, EXECUTORS, ADMINISTRATORS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE PARTIES HERETO, AND SHALL REMAIN IN FULL FORCE AND EFFECT (AND THE LENDER SHALL BE ENTITLED TO RELY THEREON) UNTIL TERMINATED AS TO FUTURE TRANSACTIONS BY WRITTEN NOTICE FROM EITHER PARTY TO THE OTHER PARTY OF THE TERMINATION HEREOF; PROVIDED THAT ANY SUCH TERMINATION SHALL NOT RELEASE OR AFFECT ANY COLLATERAL IN WHICH THE LENDER ALREADY HAS A SECURITY INTEREST OR ANY OBLIGATIONS INCURRED OR RIGHTS ACCRUED HEREUNDER PRIOR TO THE EFFECTIVE DATE OF SUCH NOTICE (AS HEREINAFTER DEFINED) OF SUCH TERMINATION.

NOTWITHSTANDING ANY SUCH TERMINATION, THE LENDER SHALL HAVE A SECURITY INTEREST IN ALL COLLATERAL TO SECURE THE PAYMENT AND PERFORMANCE OF OBLIGATIONS ARISING AFTER SUCH TERMINATION AS A RESULT OF COMMITMENTS OR UNDERTAKINGS MADE OR ENTERED INTO BY THE LENDER PRIOR TO SUCH TERMINATION. THE LENDER MAY, WITH THE PRIOR WRITTEN APPROVAL OF BORROWER (WHICH SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED), TRANSFER AND ASSIGN THIS AGREEMENT AND DELIVER THE COLLATERAL TO THE ASSIGNEE, WHO SHALL THEREUPON HAVE ALL OF THE RIGHTS OF THE LENDER; AND THE LENDER SHALL THEN BE RELIEVED AND DISCHARGED OF ANY RESPONSIBILITY OR LIABILITY WITH RESPECT TO THIS AGREEMENT AND THE COLLATERAL. THE LENDER MAY, WITH THE PRIOR WRITTEN APPROVAL OF BORROWER (WHICH SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED), GRANT A PARTICIPATION INTEREST WHICH SHALL NOT RELIEVE THE LENDER OF ANY OBLIGATIONS OR LIABILITY HEREUNDER WITH RESPECT TO THE MAKING OF LOANS, AND (ii) NOTWITHSTANDING THE GRANT OF ANY SUCH PARTICIPATION INTEREST, THE BORROWER AND THE OTHER OBLIGORS MAY LOOK SOLELY TO THE LENDER AS THE AGENT FOR ALL PARTICIPANTS FOR PURPOSES OF OBTAINING THE CONSENT, WAIVER OR AGREEMENT OF LENDER TO ANY ACTION OR AMENDMENT OF THE LOAN DOCUMENTS AND FOR PURPOSES OF THE DELIVERY OF NOTICE THEREUNDER.

H. FURTHER ASSURANCES. EACH OBLIGOR WILL FROM TIME TO TIME EXECUTE AND DELIVER TO THE LENDER, AND TAKE OR CAUSE TO BE TAKEN, ALL SUCH OTHER FURTHER ACTION AS THE LENDER MAY REQUEST IN ORDER TO EFFECT AND CONFIRM OR VEST MORE SECURELY IN THE LENDER ALL RIGHTS CONTEMPLATED OR TO VEST MORE FULLY IN OR ASSURE TO THE LENDER THE SECURITY INTEREST IN THE COLLATERAL GRANTED TO THE LENDER BY THIS AGREEMENT OR TO COMPLY WITH APPLICABLE STATUTE OR LAW AND TO FACILITATE THE COLLECTION OF THE COLLATERAL.

I. AMENDMENTS AND WAIVERS. THIS AGREEMENT MAY BE AMENDED AND ANY OBLIGOR MAY TAKE ANY ACTION HEREIN PROHIBITED, OR OMIT TO PERFORM ANY ACT HEREIN REQUIRED TO BE PERFORMED BY IT, IF SUCH OBLIGOR SHALL OBTAIN THE LENDER'S PRIOR WRITTEN CONSENT TO EACH SUCH AMENDMENT, ACTION OR OMISSION TO ACT. NO DELAY OR OMISSION ON THE PART OF LENDER IN EXERCISING ANY RIGHT HEREUNDER SHALL OPERATE AS A WAIVER OF SUCH RIGHT OR ANY OTHER RIGHT AND WAIVER ON ANY ONE OR MORE OCCASIONS SHALL NOT BE CONSTRUED AS A BAR TO OR WAIVER OF ANY RIGHT OR REMEDY OF LENDER ON ANY FUTURE OCCASION.

J. TERMS OF AGREEMENT. THIS AGREEMENT SHALL CONTINUE IN FORCE AND EFFECT SO LONG AS ANY OBLIGATIONS OR OBLIGATION OF ANY OBLIGOR TO LENDER SHALL BE OUTSTANDING AND IS SUPPLEMENTARY TO EACH AND EVERY OTHER AGREEMENT BETWEEN ANY OBLIGOR AND LENDER AND SHALL NOT BE SO CONSTRUED AS TO LIMIT OR OTHERWISE DEROGATE FROM ANY OF THE RIGHTS OR REMEDIES OF LENDER OR ANY OF THE LIABILITIES, OBLIGATIONS OR UNDERTAKINGS OF ANY OBLIGOR UNDER ANY SUCH AGREEMENT, NOR SHALL ANY CONTEMPORANEOUS OR SUBSEQUENT AGREEMENT BETWEEN ANY OBLIGOR AND THE

LENDER BE CONSTRUED TO LIMIT OR OTHERWISE DEROGATE FROM ANY OF THE RIGHTS OR REMEDIES OF LENDER OR ANY OF THE LIABILITIES, OBLIGATIONS OR UNDERTAKINGS OF ANY OBLIGOR HEREUNDER, UNLESS SUCH OTHER AGREEMENT SPECIFICALLY REFERS TO THIS AGREEMENT AND EXPRESSLY SO PROVIDES.

K. NOTICES. ANY NOTICES UNDER OR PURSUANT TO THIS AGREEMENT SHALL BE DEEMED DULY RECEIVED AND EFFECTIVE IF DELIVERED IN HAND TO ANY OFFICER OF AGENT OF ANY OBLIGOR OR LENDER, OR IF MAILED BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO ANY OBLIGOR OR LENDER AT ADDRESS SET FORTH IN THIS AGREEMENT OR AS ANY PARTY MAY FROM TIME TO TIME DESIGNATE BY WRITTEN NOTICE TO THE OTHER PARTY, ON THE THIRD BUSINESS DAY AFTER SUCH MAILING.

L. MASSACHUSETTS LAW. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND HAS BEEN EXECUTED OR COMPLETED AND IS TO BE PERFORMED IN MASSACHUSETTS, AND IT AND ALL TRANSACTIONS THEREUNDER OR PURSUANT THERETO SHALL BE GOVERNED AS TO INTERPRETATION, VALIDITY, EFFECT, RIGHTS, DUTIES AND REMEDIES OF THE PARTIES THEREUNDER AND IN ALL OTHER RESPECTS BY THE DOMESTIC LAWS OF MASSACHUSETTS.

M. REPRODUCTIONS. THIS AGREEMENT AND ALL DOCUMENTS WHICH HAVE BEEN OR MAY BE HEREINAFTER FURNISHED BY ANY OBLIGOR TO THE LENDER MAY BE REPRODUCED BY THE LENDER BY ANY PHOTOGRAPHIC, PHOTOSTATIC, MICROFILM, XEROGRAPHIC OR SIMILAR PROCESS, AND ANY SUCH REPRODUCTION SHALL BE ADMISSIBLE IN EVIDENCE AS THE ORIGINAL ITSELF IN ANY JUDICIAL OR ADMINISTRATIVE PROCEEDING (WHETHER OR NOT THE ORIGINAL IS IN EXISTENCE AND WHETHER OR NOT SUCH REPRODUCTION WAS MADE IN THE REGULAR COURSE OF BUSINESS).

N. VENUE. EACH OBLIGOR IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN MASSACHUSETTS, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OBLIGOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT THE SAME HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OBLIGOR IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE COMMONWEALTH OF MASSACHUSETTS AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING, CONSENTS TO SUCH PROCESS BEING SERVED (i) BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED TO SUCH OBLIGOR AND (ii) BY SERVING THE SAME UPON SUCH AGENT, AND AGREES THAT SUCH SERVICE SHALL IN EVERY RESPECT BE DEEMED EFFECTIVE SERVICE UPON SUCH OBLIGOR.

O. JURY WAIVER. EACH OBLIGOR AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE OBLIGATIONS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH. EACH OBLIGOR CERTIFIES THAT NEITHER THE LENDER NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

                           [INTENTIONALLY LEFT BLANK]

Witness                             Obligor:


                                    SeraCare, Inc.

----------------------------        By: /s/  Barry D. Plost
                                       -----------------------------------
                                       Barry D. Plost, Chairman and CEO


                                    Avre, Inc.

----------------------------        By: /s/ Barry D. Plost
                                       -----------------------------------
                                       Barry D. Plost, Chairman and CEO


                                    Binary Associates, Inc.


-----------------------------       By: /s/ Barry D. Plost
                                       -----------------------------------
                                       Barry D. Plost, Chairman and CEO


                                    SeraCare Acquisitions, Inc.


-----------------------------       By: /s/ Barry D. Plost
                                       -----------------------------------
                                       Barry D. Plost, Chairman and CEO


                                    BHM Labs, Inc.


-----------------------------       By: /s/ Barry D. Plost
                                       -----------------------------------
                                    Barry D. Plost, Chairman and CEO


                                    SeraCare Technology, Inc.


-----------------------------       By: /s/ Barry D. Plost
                                       -----------------------------------
                                       Barry D. Plost, Chairman and CEO

                                    Western States Group, Inc.


-----------------------------       By: /s/ Barry D. Plost
                                       -----------------------------------
                                       Barry D. Plost, Chairman and CEO


Accepted: Brown Brothers Harriman & Co.


By: /s/ Joseph E. Hall
   -------------------------
Name: Joseph E. Hall
Title: Deputy Manager

                                  EXHIBIT B

                        COVENANT COMPLIANCE CERTIFICATE

      The undersigned hereby certifies to Brown Brothers Harriman & Co. ("Brown Brothers"), in connection with that certain Revolving Loan and Security Agreement, dated April ___, 1998 (the "Loan Agreement") among Brown Brothers and SeraCare, Inc. ("SeraCare"); Avre, Inc. ("Avre"); Binary Associates, Inc. ("Binary"); SeraCare Acquisitions, Inc. ("Acquisitions"); BHM Labs, Inc. ("BHM"); Sera Care Technology, Inc. ("Technology"); Western States Group, Inc. ("Western"; and along with the SeraCare, Avre, Binary, Acquisitions, BHM and Technology, each an "Obligor" and collectively the "Obligors"), that the undersigned is the duly elected and acting __________________ of SeraCare, Inc., a California corporation (the "Corporation"), and that, as of the date hereof (i) each Obligor is, as of the date of this certificate, in full and complete compliance with each of the Affirmative Covenants set forth in Section 4 of the Agreement and with each of the Negative Covenants set forth in Section 5 of the Loan Agreement; and (ii) there are no existing uncured Events of Default under Section 6 of the Loan Agreement.

      WITNESS my hand and seal as of April ____, 1998.



                                       --------------------------------------

                                  EXHIBIT A

                          BORROWING BASE CERTIFICATE

                                                          Date:____________

      To: Brown Brothers Harriman & Co. (the "Lender") under a certain Loan and Security Agreement dated April ___, 1998 (the "Loan Agreement"), by and between the Lender and SeraCare, Inc. (the "Borrower").

      Terms used in this certificate shall have the same meaning as ascribed thereto in the Loan Agreement.

      The undersigned officers of the Borrower certify that the information furnished herein as of ____________________, 19__ is true and correct and that as of the date hereof no Event of Default, or event which after notice or lapse of time or both would be an Event of Default under the Loan Agreement has occurred.


      Computation of Borrowing Base
      -----------------------------
   (a)  EBITDA for four trailing fiscal quarters               $
                                                                -------------
   (b)  Times 2                                                          200%

   (c)  Borrowing Value of EBITDA (a x b)                      $
                                                                -------------
   (d)  Maximum Revolving Loan Amount                             $10,000,000

   (e)  Outstanding Revolving Loan Amount                      $
                                                                -------------
   (f)  Net Amount Available (Due)                             $
                                                                -------------

      For Purposes of inducing Brown Brothers Harriman & Co. to grant loans to us pursuant to the terms of our Agreement dated __________, we hereby certify that the foregoing statement of our EBDITA is true and correct and according to the books and records of the Borrower and is available as acceptable collateral for loans in accordance with the representations and warranties set forth in the Agreement. The Outstanding Revolving Loan Amount reflects our indebtedness for advances under the Loan Agreement subject to changes by Brown Brothers Harriman & Co..

      Borrower:    SeraCare, Inc.


      By:          _________________     Date: __________________
                   Authorized Signer

                                  SCHEDULE A

          All the Debtor's present and future right, title and interest in and to any and all of the following property, whether such property is now existing or hereafter created:

     (a) all goods including without limitation all inventory, farm products, equipment, including without limitation machinery, furniture, trade fixtures;

     (b) all accounts, accounts receivable, contract rights and chattel paper, regardless of whether or not they constitute proceeds of other collateral;

     (c) all investment property including without limitation all securities, whether certificated or uncertificated, all securities entitlements, securities accounts, commodity contracts or commodity accounts;

     (d) all general intangibles, regardless of whether or not they constitute proceeds of other collateral, including, without limitation, all of the debtor's rights to tax refunds and all the debtor's rights (which the secured party may exercise or not as it in its sole discretion may determine) to acquire or obtain goods and/or services with respect to the manufacture, processing, storage, sale, shipment, delivery or installation of any of the debtor's inventory or other collateral:

     (e)  all products of and accessions to any of the collateral;

     (f) all liens, guaranties, securities, rights, remedies and privileges pertaining to any of the collateral, including the right of stoppage in transit;

     (g) all obligations owing to the debtor of every kind and nature; and all choses in action;

     (h) all goodwill, trade secrets, computer programs, customer lists, trade names, trademarks and patents;

     (i) all documents and instruments (whether negotiable or nonnegotiable, and regardless of their being attached to chattel paper);

     (j) all proceeds of collateral of every kind and nature in whatever form, including, without limitation, both cash and noncash proceeds resulting or arising from the rendering of services by the debtor or the sale or other disposition by the debtor of the inventory or other collateral;

     (k) all books and records relating to the conduct of the debtor's business including, without in any way limiting the generality of the foregoing, those relating to its accounts; and

     (l) all deposit accounts maintained by the debtor with any secured party, trust Borrower, investment firm or fund, or any similar institution or organization.

                      LANDLORD'S CONSENT AND WAIVER OF LIEN


     PREMISES:

     TENANT:  SeraCare, Inc.

     FOR VALUABLE CONSIDERATION, the undersigned, being the owner and landlord of the above-described premises, hereby waives any claim against or lien upon the inventory, equipment and proceeds therefrom (and replacements, substitutions and additions for or to the foregoing), installed or to be installed in the aforesaid premises in which Brown Brothers Harriman & Co. (the "Lender"), its successors or assigns, now or hereafter holds a security interest.

     The landlord further agrees to interpose no objections to the entry by the Lender, its successors and assigns, upon said premises for the purpose of removing and/or liquidating its collateral in the event of default by the tenant in its obligations to the Lender, provided that (a) the Lender restores any walls, windows, doors, partitions, roofs, floors or other parts of the premises damaged by it in the course of removal to their condition at the time of the Lender's entry into possession, (b) the Lender pays the landlord rent on a per diem basis at the same rate as the tenant for the period of its occupancy, such rent to be paid in arrears on the thirtieth (30th) day after the Lender's entry into possession, and (c) the Lender completes such removal and liquidation within ninety (90) days of the Lender's entry into possession. The undersigned agrees that upon the Lender taking possession of the premises that the Lender's only obligation shall be the payment of the aforementioned sums and no amount that may be due to the undersigned from tenant shall in any way be chargeable to the Lender or against the collateral of the Lender.

     The landlord represents that a true and correct copy of the lease of said premises is attached hereto and acknowledges that there are currently no uncured defaults on the part of the tenant. The landlord agrees to give the Lender a copy of any notice of default given to the tenant under the lease and of any notice terminating the rights of the tenant hereunder. The landlord agrees that the Lender shall have the right for a period of thirty (30) days after receipt of such notice to either (a) enter into possession for the purpose of removing and liquidating its collateral in accordance with the preceding paragraph, or
(b) cure any default which can be cured by the payment or expenditure of money and thereupon to assume all of the obligations and rights of the tenant under the lease in the Lender's discretion for a period of three (3) months or for the unexpired term of the lease, the assumption by the Lender and period of the Lender's tenancy to be set forth in writing to landlord within thirty (30) days of the Lender's entry on the premises.

     The acceptance of such rents or other sums from the Lender will not bar the landlord's rights against the tenant under the lease.

     SIGNED and SEALED on behalf of the successors and assigns of the undersigned as of April ____, 1998.

Witness                                 Landlord:


-------------------------------         By: ------------------------------
                                            Name:
                                            Title:














                                       2